                                                                      EXHIBIT 99

GAMING--NEVADA

    The ownership and operation of casino gaming facilities in Nevada are subject to: (i) the Nevada Gaming Control Act and the regulations promulgated thereunder (collectively, "Nevada Act"); and (ii) various local ordinances and regulations. The Company's gaming operations are subject to the licensing and regulatory control of the Nevada Gaming Commission ("Nevada Commission"), the Nevada State Gaming Control Board ("Nevada Board"), the City of Las Vegas, the Clark County Liquor and Gaming Licensing Board ("CCLGLB"), the City of Reno, and the Douglas County Sheriff's Department ("Douglas County"). The Nevada Commission, the Nevada Board, the City of Las Vegas, the CCLGLB, the City of Reno, and Douglas County are collectively referred to as the "Nevada Gaming Authorities."

    The laws, regulations and supervisory procedures of the Nevada Gaming Authorities are based upon declarations of public policy that are concerned with, among other things: (i) the prevention of unsavory or unsuitable persons from having a direct or indirect involvement with gaming at any time or in any capacity; (ii) the establishment and maintenance of responsible accounting practices and procedures; (iii) the maintenance of effective controls over the financial practices of licensees, including the establishment of minimum procedures for internal fiscal affairs and the safeguarding of assets and revenues, providing reliable record keeping and requiring the filing of periodic reports with the Nevada Gaming Authorities; (iv) the prevention of cheating and fraudulent practices; and (v) providing a source of state and local revenues through taxation and licensing fees. Changes in such laws, regulations and procedures could have an adverse effect on the Company's Nevada gaming operations.

    Harrah's Entertainment is registered by the Nevada Commission as a publicly traded corporation (a "Registered Corporation") and has been found suitable to own the stock of HOC, which is also a Registered Corporation by virtue of its outstanding debt securities. HOC has been found suitable to own the stock of
(i) Rio Hotel & Casino, Inc. ("Rio"), (ii) Harrah's Las Vegas, Inc. ("HLVI")
(iii) Harrah's Laughlin, Inc. ("HLI"), and (iv) Harveys Casino Resorts ("Harveys"). Harveys has been registered as an intermediary company and has been found suitable to own the stock of Harveys Tahoe Management Company, Inc. ("HTM"). Rio has been registered as an intermediary company and found suitable to own the stock of Rio Properties, Inc. ("RPI"). HOC, Rio, HLVI, HLI, Harveys, HTM, and RPI (collectively, the "Gaming Subsidiaries") are required to be registered or licensed by the Nevada Gaming Authorities to enable the Company to conduct gaming operations at Harrah's Lake Tahoe, Bill's Lake Tahoe Casino, Harrah's Reno, Harrah's Las Vegas, Harrah's Laughlin, Rio Suite Hotel & Casino, and Harveys Resort Hotel and Casino and to engage in manufacturing and distribution of gaming devices. The gaming licenses held by the Gaming Subsidiaries require the periodic payment of fees and taxes and are not transferable. HOC is also licensed as a manufacturer and distributor of gaming devices. HLI and RLI are licensed as distributors of gaming devices. Such manufacturer's and distributor's licenses also require the annual payment of fees and are not transferable.

    As Registered Corporations, Harrah's Entertainment and HOC are required periodically to submit detailed financial and operating reports and furnish any other information which the Nevada Commission may require. No person may become a stockholder of, or receive any percentage of profits from, the Gaming Subsidiaries without first obtaining licenses and approvals from the Nevada Gaming Authorities and Harrah's Entertainment may not sell or transfer beneficial ownership of any of HOC's equity securities without the prior approval of the Nevada Commission. Harrah's Entertainment and the Gaming Subsidiaries have obtained from the Nevada Gaming Authorities the various registrations, findings of suitability, approvals, permits and licenses required in order to engage in gaming, manufacturing and distribution activities in Nevada.

    The Nevada Gaming Authorities may investigate any individual who has a material relationship to, or material involvement with, Harrah's Entertainment or the Gaming Subsidiaries to determine whether such individual is suitable or should be licensed as a business associate of a gaming licensee. Officers, directors and certain key employees of the Gaming Subsidiaries must file applications with the Nevada Gaming Authorities and may be required to be licensed or found suitable by the Nevada Gaming Authorities. Officers, directors and key employees of Harrah's Entertainment, HOC, Harveys or Rio who are actively and directly involved in gaming activities of the Gaming Subsidiaries may be required to be licensed or found suitable by the Nevada Gaming Authorities. The Nevada Gaming Authorities may deny an application for licensing for any cause which they deem reasonable. A finding of suitability is comparable to licensing, and both require submission of detailed personal and financial information followed by a thorough investigation. The applicant for licensing or a finding of suitability must pay all the costs of the investigation. Changes in licensed positions must be reported to the Nevada Gaming Authorities and in addition to their authority to deny an application for a finding of suitability or licensure, the Nevada Gaming Authorities have jurisdiction to disapprove a change in a corporate position.

    If the Nevada Gaming Authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with Harrah's Entertainment or the Gaming Subsidiaries, the companies involved would have to sever all relationships with such person. In addition, the Nevada Commission may require Harrah's Entertainment or the Gaming Subsidiaries to terminate the employment of any person who refuses to file appropriate applications. Determinations of suitability or of questions pertaining to licensing are not subject to judicial review in Nevada.

    Harrah's Entertainment and the Gaming Subsidiaries are required to submit detailed financial and operating reports to the Nevada Commission. Substantially all material loans, leases, sales of securities and similar financing transactions by the Gaming Subsidiaries must be reported to, or approved by, the Nevada Commission.

    If it were determined that the Nevada Act was violated by the Gaming Subsidiaries, the gaming licenses they hold could be limited, conditioned, suspended or revoked, subject to compliance with certain statutory and regulatory procedures. In addition, the Gaming Subsidiaries, Harrah's Entertainment and the persons involved could be subject to substantial fines for each separate violation of the Nevada Act at the discretion of the Nevada Commission. Further, a supervisor could be appointed by the Nevada Commission to operate Harrah's Entertainment's gaming properties and, under certain circumstances, earnings generated during the supervisor's appointment (except for the reasonable rental value of the gaming properties) could be forfeited to the State of Nevada. Limitation, conditioning or suspension of any gaming license or the appointment of a supervisor could (and revocation of any gaming license would) materially adversely affect Harrah's Entertainment's gaming operations.

    Any beneficial holder of Harrah's Entertainment voting securities, regardless of the number of shares owned, may be required to file an application, be investigated, and have his suitability as a beneficial holder of Harrah's Entertainment voting securities determined if the Nevada Commission has reason to believe that such ownership would otherwise be inconsistent with the declared policies of the State of Nevada. The applicant must pay all costs of investigation incurred by the Nevada Gaming Authorities in conducting any such investigation.

    The Nevada Act requires any person who acquires beneficial ownership of more than 5% of Harrah's Entertainment voting securities to report the acquisition to the Nevada Commission. The Nevada Act requires that beneficial owners of more than 10% of Harrah's Entertainment voting securities apply to the Nevada Commission for a finding of suitability within thirty days after the Chairman of the Nevada Board mails the written notice requiring such filing. Under certain circumstances, an "institutional investor" (as defined in the Nevada Act), that acquires more than 10%, but not more than 15%, of Harrah's Entertainment voting securities may apply to the Nevada Commission for a waiver of such finding of suitability if such institutional investor holds the voting securities for investment purposes only. An institutional investor shall not be deemed to hold voting securities for investment purposes unless the voting securities were acquired and are held in the ordinary course of business as an institutional investor and not for the purpose of causing, directly or indirectly, the election of a majority of the members of the board of directors of Harrah's Entertainment, any change in the Company's corporate charter, bylaws, management, policies or operations of Harrah's Entertainment, or any of its gaming affiliates, or any other action which the Nevada Commission finds to be inconsistent with holding Harrah's Entertainment voting securities for investment purposes only. Activities which are not deemed to be inconsistent with holding voting securities for investment purposes only include: (i) voting on all matters voted on by stockholders; (ii) making financial and other inquiries of management of the type normally made by securities analysts for informational purposes and not to cause a change in its management, policies or operations; and (iii) such other activities as the Nevada Commission may determine to be consistent with such investment intent. If the beneficial holder of voting securities who must be found suitable is a corporation, partnership or trust, it must submit detailed business and financial information including a list of beneficial owners. The applicant is required to pay all costs of investigation.

    Any person who fails or refuses to apply for a finding of suitability or a license within thirty days after being ordered to do so by the Nevada Commission or the Chairman of the Nevada Board may be found unsuitable. The same restrictions apply to a record owner if the record owner, after request, fails to identify the beneficial owner. Any stockholder found unsuitable and who holds, directly or indirectly, any beneficial ownership of the voting securities of a Registered Corporation beyond such period of time as may be prescribed by the Nevada Commission may be guilty of a criminal offense. Harrah's Entertainment is subject to disciplinary action if, after it receives notice that a person is unsuitable to be a stockholder or to have any other relationship with Harrah's Entertainment or the Gaming Subsidiaries, it:
(i) pays that person any dividend or interest upon voting securities of Harrah's Entertainment; (ii) allows that person to exercise, directly or indirectly, any voting right conferred through securities held by that person; (iii) pays remuneration in any form to that person for services rendered or otherwise; or
(iv) fails to pursue all lawful efforts to require such unsuitable person to relinquish his voting securities including, if necessary, the immediate purchase of said voting securities for cash at fair market value. Additionally, the CCLGLB has the authority to approve all persons owning or controlling the stock of any corporation controlling a gaming licensee.

    The Nevada Commission may, in its discretion, require the holder of any debt security of a Registered Corporation to file applications, be investigated and be found suitable to own the debt security of a Registered Corporation. If the Nevada Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Act, the Registered Corporation can be sanctioned, including the loss of its approvals, if without the prior approval of the Nevada Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

    Harrah's Entertainment is required to maintain a current stock ledger at its corporate headquarters in Las Vegas, Nevada, which may be examined by the Nevada Gaming Authorities at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Nevada Gaming Authorities. A failure to make such disclosure may be grounds for finding the record holder unsuitable. Harrah's Entertainment also is required to render maximum assistance in determining the identity of the beneficial owner. The Nevada Commission has the power to require Harrah's Entertainment's stock certificates to bear a legend indicating that the securities are subject to the Nevada Act. However, to date, the Nevada Commission has not imposed such a requirement on Harrah's Entertainment.

    Harrah's Entertainment and HOC may not make a public offering of their securities without the prior approval of the Nevada Commission if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On November 20, 2000, the Nevada Commission granted Harrah's Entertainment and HOC prior approval to make public offerings for a period of two years, subject to certain conditions ("Shelf Approval"). On July 26, 2001, the Shelf Approval was amended in connection with the approval to acquire Harveys. The Shelf Approval also applies to any affiliated company wholly owned by Harrah's Entertainment (an "Affiliate") that is a publicly traded corporation or would thereby become a publicly traded corporation pursuant to a public offering. The Shelf Approval also includes approval for the Gaming Subsidiaries to guarantee any security issued by, or to hypothecate their assets to secure the payment or performance of any obligations evidenced by a security issued by Harrah's Entertainment or an Affiliate in a public offering under the Shelf Approval. The Shelf Approval also includes approval to place restrictions upon the transfer of and entering into of agreements not to encumber the equity securities of the Gaming Subsidiaries. The Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada Board. The Shelf Approval does not constitute a finding, recommendation or approval by the Nevada Commission or the Nevada Board as to the accuracy or adequacy of the prospectus or the investment merits of the securities offered. Any representation to the contrary is unlawful.

    Changes in control of Harrah's Entertainment through merger, consolidation, stock or asset acquisitions, management or consulting agreements, or any act or conduct by a person whereby he obtains control, may not occur without the prior approval of the Nevada Commission. Entities seeking to acquire control of a Registered Corporation must satisfy the Nevada Board and Nevada Commission in a variety of stringent standards prior to assuming control of such Registered Corporation. The Nevada Commission may also require controlling stockholders, officers, directors and other persons having a material relationship or involvement with the entity proposing to acquire control, to be investigated and licensed as part of the approval process relating to the transaction.

    The Nevada legislature has declared that some corporate acquisitions opposed by management, repurchases of voting securities and corporate defense tactics affecting Nevada gaming licensees, and Registered Corporations that are affiliated with those operations, may be injurious to stable and productive corporate gaming. The Nevada Commission has established a regulatory scheme to ameliorate the potentially adverse effects of these business practices upon Nevada's gaming industry and to further Nevada's policy to: (i) assure the financial stability of corporate gaming operators and their affiliates;
(ii) preserve the beneficial aspects of conducting business in the corporate form; and (iii) promote a neutral environment for the orderly governance of corporate affairs. Approvals are, in certain circumstances, required from the Nevada Commission before the Registered Corporation can make exceptional repurchases of voting securities above the current market price thereof and before a corporate acquisition opposed by management can be consummated. The Nevada Act also requires prior approval of a plan of recapitalization proposed by the Registered Corporation's Board of Directors in response to a tender offer made directly to the Registered Corporation's stockholders for the purposes of acquiring control of the Registered Corporation.

    License fees and taxes, computed in various ways depending on the type of gaming or activity involved, are payable to the State of Nevada and to the counties and cities in which the Gaming Subsidiaries' respective operations are conducted. Depending upon the particular fee or tax involved, these fees and taxes are payable either monthly, quarterly or annually and are based upon either: (i) a percentage of the gross revenues received; (ii) the number of gaming devices operated; or (iii) the number of table games operated. A casino entertainment tax is also paid by casino operations where entertainment is furnished in connection with the selling or serving of food or refreshments or the selling of merchandise. Nevada licensees that hold manufacturer's or distributor's license also pay certain fees and taxes to the State of Nevada.

    Any person who is licensed, required to be licensed, registered, required to be registered, or is under common control with such persons (collectively, "Licensees") and who proposes to become involved in a gaming venture outside of Nevada is required to deposit with the Nevada Board, and thereafter maintain, a revolving fund in the amount of $10,000 to pay the expenses of investigation of the Nevada Board of their participation in such foreign gaming. The revolving fund is subject to increase or decrease in the discretion of the Nevada Commission. Thereafter, Licensees are required to comply with certain reporting requirements imposed by the Nevada Act. Licensees are also subject to disciplinary action by the Nevada Commission if they knowingly violate any laws of the foreign jurisdiction pertaining to the foreign gaming operation, fail to conduct the foreign gaming operation in accordance with the standards of honesty and integrity required of Nevada gaming operations, engage in activities or enter into associations that are harmful to the State of Nevada or its ability to collect gaming taxes and fees, or employ, contract with or associate with a person in the foreign operation who has been denied a license or finding of suitability in Nevada on the ground of unsuitability.

GAMING--NEW JERSEY

    As a holding company of Marina Associates ("Marina"), which holds a license to operate Harrah's Atlantic City, and of Atlantic City Showboat, Inc. ("Showboat"), which holds a license to operate Showboat Casino Hotel, Harrah's Entertainment is subject to the provisions of the New Jersey Casino Control Act (the "New Jersey Act"). The ownership and operation of casino hotel facilities in Atlantic City, New Jersey are the subject of pervasive state regulation pursuant to the New Jersey Act and the regulations adopted thereunder by the New Jersey Casino Control Commission (the "New Jersey Commission"). The New Jersey Commission is empowered to regulate a wide spectrum of gaming and non-gaming related activities and to approve the form of ownership and financial structure of not only the casino licensees, Marina and Showboat, but also their intermediary and ultimate holding companies, including Harrah's Entertainment and HOC. In addition to taxes imposed by the State of New Jersey on all businesses, the New Jersey Act imposes certain fees and taxes on casino licensees, including an 8% gross gaming revenue tax, an investment alternative obligation of 1.25% (or an investment alternative tax of 2.5%) of gross gaming revenue (generally defined as gross receipts less payments to customers as winnings) and various license fees.

    No casino hotel facility may operate unless the appropriate licenses and approvals are obtained from the New Jersey Commission, which has broad discretion with regard to the issuance, renewal and revocation or suspension of the non-transferable casino licenses (which licenses are issued initially for a one-year period and renewable for one-year periods for the first two renewals and four-year periods thereafter), including the power to impose conditions which are necessary to effectuate the purposes of the New Jersey Act. Each applicant for a casino license must demonstrate, among other things, its financial stability (including establishing ability to maintain adequate casino bankroll, meet ongoing operating expenses, pay all local, state and federal taxes, make necessary capital improvements and pay, exchange, refinance, or extend all long and short term debt due and payable during the license term), its financial integrity and responsibility, its reputation for good character, honesty and integrity, the suitability of the casino and related facilities and that it has sufficient business ability and casino experience to establish the likelihood of creation or maintenance of a successful, efficient casino operation. With the exception of licensed lending institutions and certain "institutional investors" waived from the qualification requirements under the New Jersey Act, each applicant is also required to establish the reputation of its financial sources including, but not limited to, its financial backers, investors, mortgagees and bond holders.

    The New Jersey Act requires that all officers, directors and principal employees of the casino licensees be licensed. In addition, each person who directly or indirectly holds any beneficial interest or ownership of the casino licensees and any person who in the opinion of the New Jersey Commission has the ability to control the casino licensees must obtain qualification approval. Each holding and intermediary company having an interest in the casino licensees must also obtain qualification approval by meeting essentially the same standards as that required of the casino licensees. All directors, officers and persons who directly or indirectly hold any beneficial interest, ownership or control in any of the intermediary or ultimate holding companies of the casino licensees may have to seek qualification from the New Jersey Commission. Lenders, underwriters, agents, employees and security holders of both equity and debt of the intermediary and holding companies of the casino licensees and any other person whom the New Jersey Commission deems appropriate may also have to seek qualification from the New Jersey Commission. Because Harrah's Entertainment and HOC are publicly-traded holding companies (as defined by the New Jersey Act), however, the persons described in the two previous sentences may be waived from compliance with the qualification process if the New Jersey Commission, with the concurrence of the Director of the New Jersey Division of Gaming Enforcement, determines that they are not significantly involved in the activities of Marina and/or Showboat and, in the case of security holders, that they do not have the ability to control Harrah's Entertainment (or its subsidiaries) or elect one or more of its directors. Any person holding 5% or more of a security in an intermediary or ultimate holding company, or having the ability to elect one or more of the directors of a company, is presumed to have the ability to control the company and thus may be required to seek qualification unless the presumption is rebutted. Notwithstanding this presumption of control, the New Jersey Act permits the waiver of the qualification requirements for passive "institutional investors" (as defined by the New Jersey Act), when such institutional holdings are for investment purposes only and where such securities represent less than 10% of the equity securities of a casino licensee's holding or intermediary companies or debt securities of a casino licensee's holding or intermediary companies not exceeding 20% of a company's total outstanding debt or 50% of an individual debt issue. The waiver, which is subject to certain specified conditions including, upon request, the filing of a certified statement that the investor has no intention of influencing the affairs of the issuer, may be granted to an "institutional investor" holding a higher percentage of such securities upon a showing of good cause. If an "institutional investor" is granted a waiver of the qualification requirements and subsequently changes its investment intent, the New Jersey Act provides that no action other than divestiture may be taken by the investor without compliance with the Interim Casino Authorization Act (the "Interim Act") described below.

    In the event a security holder of either equity or debt is required to qualify under the New Jersey Act, the provisions of the Interim Act may be triggered requiring, among other things, either: (i) the filing of a completed application for qualification within 30 days after being ordered to do so, which application must include an approved Trust Agreement pursuant to which all securities of Harrah's Entertainment (or its respective subsidiaries) held by the security holder must be placed in trust with a trustee who has been approved by the New Jersey Commission; or (ii) the divestiture of all securities of Harrah's Entertainment (or its respective subsidiaries) within 120 days after the New Jersey Commission determines that qualification is required or declines to waive qualification, provided the security holder files a notice of intent to divest within 30 days after the determination of qualification. If a security holder files an application pursuant to the Interim Act, during the period the Trust Agreement remains in place, such holder may, through the approved trustee, continue to exercise all rights incident to the ownership of the securities with the exception that: (i) the security holder may only receive a return on its investment in an amount not to exceed the actual cost of the investment (as defined by the New Jersey Act) until the New Jersey Commission finds such holder qualified; and (ii) in the event the New Jersey Commission finds there is reasonable cause to believe that the security holder may be found unqualified, the Trust Agreement will become fully operative vesting the trustee with all rights incident to ownership of the securities pending a determination on such holder's qualifications; provided, however, that during the period the securities remain in trust, the security holder may petition the New Jersey Commission to: (a) direct the trustee to dispose of the trust property; and (b) direct the trustee to distribute proceeds thereof to the security holder in an amount not to exceed the lower of the actual cost of the investment or the value of the securities on the date the Trust became operative. If the security holder is ultimately not found to be qualified, the trustee is required to sell the securities and to distribute the proceeds of the sale to the applicant in an amount not exceeding the lower of the actual cost of the investment or the value of the securities on the date the Trust became operative (if not already sold and distributed at the direction of the security holder) and to distribute the remaining proceeds to the Casino Revenue Fund. If the security holder is found qualified, the Trust Agreement will be terminated.

    The New Jersey Commission can find that any holder of the equity or debt securities issued by Harrah's Entertainment or its subsidiaries is not qualified to own such securities. If a security holder of Harrah's Entertainment or its subsidiaries is found disqualified, the New Jersey Act provides that it is unlawful for the security holder to: (i) receive any dividends or interest payment on such securities; (ii) exercise, directly or indirectly, any rights conferred by the securities; or (iii) receive any remuneration from the company in which the security holder holds an interest. To implement these provisions, the New Jersey Act requires, among other things, casino licensees and their holding companies to adopt provisions in their certificate of incorporation providing for certain remedial action in the event that a holder of any security of such company is found disqualified. The required certificate of incorporation provisions vary depending on whether such company is a publicly or privately traded company as defined by the New Jersey Act. The Certificates of Incorporation of Harrah's Entertainment and HOC (both "publicly-traded companies" as defined by the New Jersey Act) contain provisions that provide Harrah's Entertainment and HOC, respectively, with the right to redeem the securities of disqualified holders, if necessary, to avoid any regulatory sanctions, to prevent the loss or to secure the reinstatement of any license or franchise held by Harrah's Entertainment or HOC or their affiliates, or if such holder is determined by any gaming regulatory agency to be unsuitable, has an application for a license or permit rejected, or has a previously issued license or permit rescinded, suspended, revoked or not renewed. The Certificates of Incorporation of Harrah's Entertainment and HOC also contain provisions defining the redemption price and the rights of a disqualified security holder. In the event a security holder is disqualified, the New Jersey Commission is empowered to propose any necessary action to protect the public interest, including the suspension or revocation of the casino license of Marina and/or Showboat. The New Jersey Act provides, however, that the New Jersey Commission shall not take action against a casino licensee or its parent companies with respect to the continued ownership of the security interest by the disqualified holder, if the New Jersey Commission finds that: (i) such company has a certificate of incorporation provision providing for the disposition of such securities as discussed above; (ii) such company has made a good faith effort to comply with any order requiring the divestiture of the security interest held by the disqualified holder; and (iii) the disqualified holder does not have the ability to control the casino licensee or its parent companies or to elect one or more members to the board of directors of such company. The Certificate of Incorporation of HOC further provides that debt securities issued by HOC are held subject to the condition that if a holder is found unsuitable by any governmental agency the corporation shall have the right to redeem the securities.

    If, at any time, it is determined that Marina, Showboat or their holding companies have violated the New Jersey Act or regulations promulgated thereunder or that such companies cannot meet the qualification requirements of the New Jersey Act, Marina and/or Showboat could be subject to fines, or their licenses could be suspended or revoked. If Marina's or Showboat's license is suspended or revoked, the New Jersey Commission could appoint a Conservator to operate and dispose of the casino hotel facilities of Marina and/or Showboat. A Conservator would be vested with title to the assets of Marina and/or Showboat, subject to valid liens, claims and encumbrances. The Conservator would be required to act under the general supervision of the New Jersey Commission and would be charged with the duty of conserving, preserving and, if permitted, continuing the operation of the casino hotel. During the period of any such conservatorship, the Conservator may not make any distributions of net earnings without the prior approval of the New Jersey Commission. The New Jersey Commission may direct that all or part of such net earnings be paid to the Casino Revenue Fund; provided, however, that a suspended or former licensee is entitled to a fair rate of return.

    The New Jersey Commission granted Marina a plenary casino license in connection with Harrah's Atlantic City in November 1981, and granted Showboat a plenary casino license in connection with Showboat Casino Hotel in March 1987. Each of Marina's and Showboat's licenses has been renewed since then. In
April 2000, the New Jersey Commission renewed Marina's license for a four-year period and also found Harrah's Entertainment and HOC to be qualified as holding companies of Marina. In January 2001, the New Jersey Commission renewed Showboat's license until April 2004 to be co-terminous with Marina's license and also found Harrah's Entertainment and HOC to be qualified as holding companies of Showboat.

GAMING--ILLINOIS

    The ownership and operation of a gaming riverboat in Illinois is subject to extensive regulation under the Illinois Riverboat Gambling Act (the "Act") and the rules and regulations promulgated thereunder. A five-member Illinois Gaming Board is charged with such regulatory authority, including the issuance of the 10 authorized riverboat gaming owner's licenses. The granting of an owner's license involves a preliminary approval procedure in which the Illinois Gaming Board issues a finding of preliminary suitability to a license applicant and effectively reserves a gaming license for such applicant. An owner's license is issued for an initial period of three years and may be renewed thereafter by the Illinois Gaming Board for periods of up to four years. The Illinois Gaming Board has issued all 10 licenses authorized by the Act. Des Plaines Development Limited Partnership ("DPDLP"), of which 80% is owned by Harrah's Illinois Corporation, an indirect subsidiary of the Company, received an owner's license in 1993. DPDLP is licensed to operate two riverboats in Joliet, Illinois. In September 2000, the Illinois Gaming Board renewed DPDLP's owner's license for a period of four years. Southern Illinois Riverboat Casino Cruises, Inc. ("SIRCC") is licensed to operate a riverboat in Metropolis, Illinois. SIRCC became an indirect subsidiary of the Company in March of 2000 in connection with the acquisition of Players International, Inc. SIRCC had been issued an owner's license in February of 1993. In February 2001, the Illinois Gaming Board renewed SIRCC's owners license for a period of four years.

    To obtain an owner's license (and a finding of preliminary suitability), applicants must submit comprehensive application forms, be fingerprinted and undergo an extensive background investigation by the Illinois Gaming Board. Each license granted entitles a licensee to own and operate up to two riverboats (with a combined maximum of 1,200 gaming positions) and equipment thereon from a specific location.

    An applicant is ineligible to receive an owner's license if the applicant, any of its officers, directors or managerial employees or any person who participates in the management or operation of gaming operations: (i) has been convicted of a felony; (ii) has been convicted of any violation under
Article 28 of the Illinois Criminal Code or any similar statutes in any other jurisdiction; (iii) has submitted an application that contains false information; or (iv) is a member of the Illinois Gaming Board. In addition, an applicant is ineligible to receive an owner's license if a license of the applicant issued under the Illinois Riverboat Gambling Act or a license to own or operate gaming facilities in any other jurisdiction has been revoked.

    In determining whether to grant a license, the Illinois Gaming Board considers: (i) the character, reputation, experience and financial integrity of the applicant; (ii) the type of facilities (including riverboat and docking facilities) proposed by the applicant; (iii) the highest prospective total revenue to be derived by the State of Illinois from the conduct of riverboat gaming; (iv) affirmative action plans of the applicant, including minority training and employment; (v) the financial ability of the applicant to purchase and maintain adequate liability and casualty insurance; and
(vi) whether the applicant has adequate capitalization to provide and maintain, for the duration of a license, a riverboat. Municipal (or county, if a gaming riverboat is located outside of a municipality) approval of the docking of riverboats in the municipality (or county, if a gaming riverboat is located outside of a municipality) is required, and all documents, resolutions, and letters of support must be submitted with the initial application.

    A holder of an owner's license is subject to the imposition of fines, suspension or revocation of its license for any act that is injurious to the public health, safety, morals, good order, and general welfare of the people of the State of Illinois, or that would discredit or tend to discredit the Illinois gaming industry or the State of Illinois, including, without limitation:
(i) failing to comply with or make provision for compliance with the Illinois Riverboat Gambling Act, the rules promulgated thereunder, any federal, state or local law or regulation or the licensee's internal control system; (ii) failing to comply with any order or ruling of the Illinois Gaming Board or its agents pertaining to gaming; (iii) receiving goods or services from a person or business entity that does not hold a supplier's license issued by the Illinois Gaming Board, but that is required to hold such license by the Illinois Riverboat Gambling Act or the rules promulgated thereunder; (iv) being suspended or ruled ineligible or having a license revoked or suspended in any state or gaming jurisdiction; (v) associating with, either socially or in business affairs, or employing persons of, notorious or unsavory reputation or who have extensive police records, or who have failed to cooperate with any officially constituted investigatory or administrative body and would adversely affect public confidence and trust in gaming; and (vi) employing in any Illinois riverboat's gaming operation any person known to have been found guilty of cheating or using any improper device in connection with any game. Licensees may be fined for each violation up to an amount equal to the gross receipts derived from wagering on the day of the violation.

    An ownership interest in a license or in a licensee's business entity or entities, other than a publicly held business entity that holds an owner's license, may not be transferred without approval of the Illinois Gaming Board. In addition, an ownership interest in a license or in a business entity, other than a publicly held business entity, which holds either directly or indirectly an owner's license, may not be pledged as collateral without approval of the Illinois Gaming Board.

    A person employed at a riverboat gaming operation must hold an occupational license that permits the holder to perform only those activities included within such holder's level of occupational license or any lower level of occupational license. In addition, the Illinois Gaming Board issues supplier's licenses, which authorize the supplier licensee to sell or lease gaming equipment and supplies to any licensee involved in the ownership and management of gaming operations.

    Applicants for and holders of an owner's license are required to obtain formal prior approval from the Illinois Gaming Board for changes proposed in the following areas: (i) key persons; (ii) type of entity; (iii) equity and debt capitalization of the entity; (iv) investors and/or debt holders; (v) source of funds; (vi) economic development plans or proposals; (vii) riverboat capacity or significant design change; (viii) gaming positions; (ix) anticipated economic impact; or (x) agreements, oral or written, relating to the acquisition or disposition of property (real or personal) of a value greater than $1 million.

    A holder of an owner's license is allowed to make distributions to its partners, shareholders or itself only to the extent that such distribution would not impair the financial viability of the gaming operation. Factors to be considered by the licensee in making this determination include, but are not limited to, the following: (i) cash flow, casino cash and working capital requirements; (ii) debt service requirements and covenants associated with financial instruments, (iii) requirements for repairs, maintenance and capital improvements; (iv) employment or economic development requirements of the Illinois Riverboat Gambling Act; and (v) a licensee's financial projections.

    The Illinois Gaming Board will require a Business Entity or Personal Disclosure Form and approval as a key person for any business entity or individual with an ownership interest or voting rights of more than 5% in a licensee, the trustee of any trust holding such ownership interest or voting rights, the directors of the licensee and its chief executive officer, president and chief operating officer, as well as any other individual or entities deemed by the Illinois Gaming Board to hold a position or a level of ownership, control or influence, that is material to the regulatory concerns and obligations of the Illinois Gaming Board. Each key person must file, on an annual basis, a disclosure affidavit, updated personal and background information, and updated tax and financial information. Key persons are required to promptly disclose to the Illinois Gaming Board any material changes in status or information previously provided to the Illinois Gaming Board, and to maintain their suitability as key persons. For the Illinois Gaming Board to identify potential key persons, each holder of an owner's license is required to file a table of organization, ownership and control with the Illinois Gaming Board to identify the individuals or entities that through direct or indirect means manage, own or control the interests and assets of the applicant or licensee. Based upon findings from an investigation into the character, reputation, experience, associations, business probity and financial integrity of a key person, the Illinois Gaming Board may enter an order upon the licensee requiring economic disassociation of a key person. Each licensee is required to provide a means for the economic disassociation of a key person in the event such disassociation is required.

    Minimum and maximum wagers on games are set by the licensee and wagering may be conducted only with a cashless wagering system, whereby money is converted to tokens, electronic cards or chips which can only be used for wagering. No person under the age of 21 is permitted to wager, and wagers may only be taken from a person present on a licensed riverboat. With respect to electronic gaming devices, the payout percentage may not be less than 80% nor more than 100%.

    The Illinois Riverboat Gambling Act, as amended, imposes an annual graduated wagering tax on adjusted gross receipts (generally defined as gross receipts less payments to customers as winnings) from gambling games. The graduated tax rate is as follows: up to $25 million--15%; $25 to $50 million--20%; $50 to $75 million--25%; $75 to $100 million--30%; in excess of $100 million--35%. The tax imposed is to be paid by the licensed owner to the Illinois Gaming Board on the day after the day when the wagers were made. Of the proceeds of that tax, an amount equal to 5% of the riverboat's adjusted gross receipts goes to the local government where the home dock is located, a small portion goes to the Illinois Gaming Board for administration and enforcement expenses, and the remainder goes to State Education Assistance Fund.

    The Illinois Riverboat Gambling Act also requires that licensees pay a $2.00 admission tax for each person admitted to a riverboat. Of this admission tax, the host municipality or county receives $1.00. The licensed owner is required to maintain public books and records clearly showing amounts received from admission fees, the total amount of gross receipts and the total amount of adjusted gross receipts.

    All use, occupancy and excise taxes that apply to food and beverages and all taxes imposed on the sale or use of tangible property apply to sales aboard riverboats.

    In 1999, the Illinois Riverboat Gambling Act was amended by Illinois Public Act 91-40 to, among other things, allow dockside gaming, the ownership of multiple casino licenses, and the movement of a riverboat gaming license from one location to another. Subsequently, a lawsuit was filed in a state circuit court challenging the constitutionality of certain aspects of the amendment. This lawsuit was dismissed on January 25, 2001. The plaintiffs are appealing the decision dismissing the lawsuit. If the appeal is successful, such that the case is reinstated and if the underlying lawsuit is ultimately successful, it may result in a finding that the entire amendment is unconstitutional. Such a finding could have a material adverse effect on the Company's ownership of multiple casino licenses and the operating results of the Company's riverboats.

    As a condition of approving the acquisition of Players International, Inc., the Illinois Gaming Board required the Company to enter into a Transfer of Ownership Agreement. In 1999 the Illinois Riverboat Gambling Act was amended by Illinois Public Act 91-40, which, among other amendments described above, deleted the provision that prevented a person or entity from receiving an owner's license if that person or entity owned more than a 10% ownership interest in any entity holding an owner's license. Subsequently a lawsuit was filed in a state circuit court challenging the constitutionality of certain provisions of Public Act 91-40. In the event of a final, non-appealable judicial ruling after the exhaustion of all available avenues of review resulting in Public Act 91-40 being found invalid insofar as it relates to the provision prohibiting an ownership interest of more than 10% in multiple owners licenses and causing the reinstatement of that provision back into the Illinois Riverboat Gambling Act, the Transfer of Ownership Agreement would require the Company to place all of the shares of SIRCC into a trust. The Company has entered into a Trust Agreement with Lasalle Bank National Association, as trustee. Should the shares of SIRCC be placed into trust, the property would remain open and be managed for a fee by a subsidiary of the Company. While the shares of SIRCC are in trust, the Company would for a period of one year from the date the shares were placed into the trust, pursue a sale of those shares at fair market value. If such a sale does not occur during that period (or such period as extended by the Illinois Gaming Board), SIRCC's owners license would be relinquished unless the trust was otherwise extinguished pursuant to the terms of the Transfer of Ownership Agreement because of a legislative amendment to the Illinois Riverboat Gambling Act deleting the restriction on ownership interests in multiple owners licenses or a restructuring consistent with any such restriction should it remain. In the event SIRCC's owners license was relinquished, SIRCC would be obligated to pay the Illinois Gaming Board an amount equal to ninety percent of the operating profits earned during the time period the SIRCC shares were held in trust. On January 25, 2001, the Illinois circuit court dismissed the litigation challenging the validity of Public Act 91-40 on the grounds that the plaintiffs lacked standing to challenge the law and had failed to exhaust their administrative remedies. The court did not reach the merits of the plaintiffs' constitutional challenges.

GAMING--MISSISSIPPI

    The ownership and operation of a gaming business in the State of Mississippi is subject to extensive laws and regulations, including the Mississippi Gaming Control Act (the "Mississippi Act") and the regulations (the "Mississippi Regulations") promulgated thereunder by the Mississippi Gaming Commission (the "Mississippi Commission"), which is empowered to oversee and enforce the Mississippi Act. Gaming in Mississippi can be legally conducted only on vessels of a certain minimum size in navigable waters within any county bordering the Mississippi River or in waters of the State of Mississippi which lie adjacent and to the south (principally in the Gulf of Mexico) of the Counties of Hancock, Harrison and Jackson, provided that the county in question has not voted by referendum not to permit gaming in that county. The underlying policy of the Mississippi Act is to ensure that gaming operations in Mississippi are conducted: (i) honestly and competitively; (ii) free of criminal and corruptive influences; and (iii) in a manner which protects the rights of the creditors of gaming operations.

    The Mississippi Act requires that a person (including any corporation or other entity) be licensed to conduct gaming activities in the State of Mississippi. A license will be issued only for a specified location which has been approved in advance as a gaming site by the Mississippi Commission. Harrah's Vicksburg Corporation, an indirect subsidiary of the Company, is licensed to operate a casino in Vicksburg, Mississippi. Another indirect subsidiary of the Company, Tunica Partners II L.P., is the licensed operator of a casino in Tunica, Mississippi. Both Harrah's Vicksburg Corporation and Tunica Partners II L.P. were re-licensed by the Mississippi Commission in September of 2001 for a three year period. In addition, a parent company of a company holding a license must register under the Mississippi Act. The Company and HOC are registered with the Mississippi Commission.

    The Mississippi Act also requires that each officer or director of a gaming licensee, or other person who exercises a material degree of control over the licensee, either directly or indirectly, be found suitable by the Mississippi Commission. In addition, any employee of a licensee who is directly involved in gaming must obtain a key employee license or a work permit from the Mississippi Commission. The Mississippi Commission will not issue a license or make a finding of suitability unless it is satisfied, after an investigation paid for by the applicant, that the persons associated with the gaming licensee or applicant for a license are of good character, honesty and integrity, with no relevant or material criminal record. In addition, the Mississippi Commission will not issue a license unless it is satisfied that the licensee is adequately financed or has a reasonable plan to finance its proposed operations from acceptable sources, and that persons associated with the applicant have sufficient business probity, competence and experience to engage in the proposed gaming enterprise. The Mississippi Commission is prohibited from issuing a work permit to a gaming employee who has committed a felony and may refuse to issue a work permit to a gaming employee: (i) if the employee has committed larceny, embezzlement or any crime of moral turpitude, or has knowingly violated the Mississippi Act or Mississippi Regulations; or (ii) for any other reasonable cause.

    There can be no assurance that such persons will be found suitable by the Mississippi Commission. An application for licensing, finding of suitability or registration may be denied for any cause deemed reasonable by the issuing agency. Changes in licensed positions must be reported to the issuing agency. In addition to its authority to deny an application for a license, finding of suitability or registration, the Mississippi Commission has jurisdiction to disapprove a change in corporate position. If the Mississippi Commission were to find a director, officer or key employee unsuitable for licensing or unsuitable to continue having a relationship with the licensee, such entity would be required to suspend, dismiss and sever all relationships with such person. The licensee would have similar obligations with regard to any person who refuses to file appropriate applications. Each gaming employee must obtain a work permit, which may be revoked upon the occurrence of certain specified events.

    Any individual who is found to have a material relationship to, or material involvement with, Harrah's Entertainment may be required to submit to an investigation in order to be found suitable or be licensed as a business associate of any subsidiary holding a gaming license. Key employees, controlling persons or others who exercise significant influence upon the management or affairs of Harrah's Entertainment may be deemed to have such a relationship or involvement.

    The Mississippi Commission has the power to deny, limit, condition, revoke and suspend any license, finding of suitability or registration, or to fine any person, as it deems reasonable and in the public interest, subject to an opportunity for a hearing. The Mississippi Commission may fine any licensee or person who was found suitable up to $100,000 for each violation of the Mississippi Act or the Mississippi Regulations which is the subject of an initial complaint, and up to $250,000 for each such violation which is the subject of any subsequent complaint. The Mississippi Act provides for judicial review of any final decision of the Mississippi Commission by petition to a Mississippi Circuit Court, but the filing of such petition does not necessarily stay any action taken by the Mississippi Commission pending a decision by the Circuit Court.

    Each gaming licensee must pay a license fee to the State of Mississippi based upon "gaming receipts" (generally defined as gross receipts less payouts to customers as winnings). The license fee equals four percent of gaming receipts of $50,000 or less per month, six percent of gaming receipts over $50,000 and up to $134,000 per month, and eight percent of gaming receipts over $134,000. The foregoing license fees are allowed as a credit against Mississippi state income tax liability for the year paid. An additional license fee, based upon the number of games conducted or planned to be conducted on the gaming premises, is payable to the State of Mississippi annually in advance. Also, up to a four percent additional tax on gaming revenues may be imposed at the local level of government.

    The Company also is subject to certain audit and record-keeping requirements, primarily intended to ensure compliance with the Mississippi Act, including compliance with the provisions relating to the payment of license fees.

    Pursuant to the Mississippi Regulations, a person is prohibited from acquiring control of Harrah's Entertainment without prior approval of the Mississippi Commission. Harrah's Entertainment also is prohibited from consummating a plan of recapitalization proposed by management in opposition to an attempted acquisition of control of Harrah's Entertainment that involves the issuance of a significant dividend to common stock holders, where such dividend is financed by borrowings from financial institutions or the issuance of debt securities. In addition, Harrah's Entertainment is prohibited from repurchasing any of its voting securities under circumstances (subject to certain exemptions) where the repurchase involves more than one percent of Harrah's Entertainment outstanding common stock at a price in excess of 110 percent of the then-current market value of Harrah's Entertainment common stock from a person who owns and has for less than one year owned more than three percent of Harrah's Entertainment outstanding common stock, unless the repurchase has been approved by a majority of Harrah's Entertainment shareholders voting on the issue (excluding the person from whom the repurchase is being made) or the offer is made to all other shareholders of Harrah's.

    Harrah's Entertainment must obtain prior approval from the Mississippi Commission for any subsequent public offering of the securities of Harrah's Entertainment if any part of the proceeds from that offering are intended to be used to pay for or reduce debt used to pay for the construction, acquisition or operation of any gaming facility in Mississippi. In addition, to register with the Mississippi Commission as a publicly held holding corporation, Harrah's Entertainment must provide further documentation that is satisfactory to the Mississippi Commission, which includes all documents filed with the Securities and Exchange Commission.

    Under the Mississippi Act, any person who acquires more than five percent of the equity securities of a publicly traded corporation registered with the Mississippi Commission must report the acquisition to the Mississippi Commission, and that person may be required to be found suitable. Also, any person who becomes a beneficial owner of more than ten percent of any class of voting securities of such a company must apply for a finding of suitability by the Mississippi Commission and must pay the costs and fees that the Mississippi Commission incurs in conducting the investigation. The Mississippi Commission has generally exercised its discretion to require a finding of suitability of any beneficial owner of more than five percent of a registered public company's voting securities. However, the Mississippi Commission has adopted a policy that may permit "institutional investors" (as defined in the policy), individually or in association with others, to beneficially own up to fifteen percent of the voting securities of a publicly traded corporation registered with the Mississippi Commission without a finding of suitability. An institutional investor acquiring beneficial ownership of more than fifteen percent of the voting securities of such a company would be required to be found suitable by the Mississippi Commission. Regardless of the amount of securities owned, any person who has any beneficial ownership in the common stock of Harrah's Entertainment may be required to be found suitable if the Mississippi Commission has reason to believe that such ownership would be inconsistent with the declared policies of the State of Mississippi. Any person who is required to be found suitable must apply for a finding of suitability from the Mississippi Commission within 30 days after being requested to do so, and must deposit a sum of money which is adequate to pay the anticipated investigatory costs associated with such finding. Any person who is found not to be suitable by the Mississippi Commission shall not be permitted to have any direct or indirect ownership in Harrah's Entertainment common stock. Any person who is required to apply for a finding of suitability and fails to do so, or who fails to dispose of his or her interest in the Company's common stock if found unsuitable, is guilty of a misdemeanor. If a finding of suitability with respect to any person is not applied for where required, or if it is denied or revoked by the Mississippi Commission, the Company is not permitted to pay such person for services rendered, or to employ or enter into any contract with such person.

    Although the Mississippi Commission generally does not require the individual holders of obligations such as notes to be investigated and found suitable, the Mississippi Commission retains the discretion to do so for any reason, including, but not limited to, a default, or a situation in which the holder of the debt instrument exercises a material influence over the gaming operations of the entity in question. Any holder of debt or equity securities required to apply for a finding of suitability must pay all investigative fees and costs of the Mississippi Commission in connection with the investigation.

    The Company is required to maintain current stock ledgers in the State of Mississippi, which may be examined by a representative of the Mississippi Commission at any time. If any securities are held in trust by an agent or by a nominee, the record holder may be required to disclose the identity of the beneficial owner to the Mississippi Commission. A failure to make such disclosure may be grounds for finding the record holder unsuitable. The Company also is required to render maximum assistance in determining the identity of the beneficial owner.

    The Mississippi Commission has adopted a regulation requiring as a condition of licensure or license renewal that a gaming establishment plan include a 500 car parking facility in close proximity to the casino complex and infrastructure facilities that will amount to at least twenty five percent of the casino cost. The Company is in compliance with this requirement. The Mississippi Commission adopted a regulation that increased the infrastructure requirement to one hundred percent from the existing twenty five percent. However, the regulation grandfathers existing licensees and applies only to new casino projects and casinos that are not operating at the time of acquisition or purchase.

    Because the Company is licensed to conduct gaming in the State of Mississippi, neither Harrah's Entertainment nor any subsidiary may engage in gaming activities in Mississippi while also conducting gaming operations outside of Mississippi without approval of the Mississippi Commission. The Mississippi Commission has approved the conduct of gaming in all jurisdictions in which the Company has ongoing operations or approved projects. There can be no assurance that any future approvals will be obtained. The failure to obtain such approvals could have a materially adverse effect on Harrah's.

GAMING--LOUISIANA

    LAND BASED CASINO

    On October 30, 1998, the plan of reorganization of Harrah's Jazz Company, a partnership formed for the purposes of developing, owning and operating the land-based casino in New Orleans, was consummated (the "Plan"). Pursuant to the Plan, a newly formed entity, Jazz Casino Company, L.L.C. ("JAZZ"), assumed responsibility for, among other things, operating the casino (the "New Orleans Casino") in accordance with a casino operating contract (the "Casino Contract") with the Louisiana Gaming Control Bord ("LGCB"). In exchange for an equity investment, a subsidiary of the Company acquired, at the time of consummation of the Plan, approximately a 43% equity interest in JCC Holding Company, which is the sole owner of JAZZ. One of our subsidiaries, Harrah's New Orleans Management Company ("HNOMC") manages the New Orleans Casino pursuant to a management agreement with JAZZ. On January 4, 2001, JCC Holding Company, JAZZ and certain affiliated entities that own the casino, filed a petition for reorganization relief under Chapter 11 of the United States Bankruptcy Code. See "Casino Entertainment-Managed Casinos-New Orleans." On January 12, 2001, JAZZ and its affiliates filed a Plan of Reorganization that was confirmed by the Bankruptcy Court on March 19, 2001, and became effective on March 29, 2001. Pursuant to this plan, the Company now holds an approximate 49% beneficial interest in the common stock of JCC Holding Company. The license to own and operate the casino derives from the casino operating contract, as amended ("Casino Contract"). Subject to the terms and conditions of the Casino Contract, the term of the authorization for gaming runs to July 2014, with a ten-year renewal period.

    The ownership, management and operation of the New Orleans Casino are subject to pervasive governmental regulation, including regulation by the Louisiana Gaming Control Board ("LGCB") in accordance with the terms of the Louisiana Economic Development and Gaming Act (the "Gaming Act"), the rules and regulations promulgated thereunder from time to time ("the Rules and Regulations"), and the Casino Contract. The LGCB is empowered to regulate a wide spectrum of gaming and nongaming related activities.

    The Gaming Act and the Rules and Regulations, all of which are subject to amendment or revision from time to time, establish significant regulatory requirements with respect to gaming activities, including, without limitation, suitability standards for direct and indirect investors, requirements with respect to minimum accounting and financial practices, standards for gaming devices and surveillance, licensure requirements for vendors and employees, and permissible food services. Failure to comply with the Gaming Act and the Rules and Regulations could result in disciplinary action, including fines and suspension or revocation of a license or suitability. Certain regulatory violations could also constitute an event of default under the Amended and Renegotiated Casino Operating Contract.

    The Gaming Act and the Rules and Regulations require suitability findings for, among others, HNOMC and the Company, anyone with a direct ownership interest (regardless of percentage interest) or the ability to control JAZZ, HNOMC and the Company as well as certain officers and directors of such companies, certain employees and certain specified debt holders and lenders loaning funds related to the Casino project. Suitability of an applicant requires that the applicant demonstrate by clear and convincing evidence that, among other things, (i) the applicant is a person of good character, honesty and integrity; (ii) the applicant's prior activities, criminal record, if any, reputation, habits and associations do not pose a threat to the public interest of the State or the regulation and control of casino gaming or create or enhance the dangers of unsuitable, unfair or illegal practices, methods and activities in the conduct of gaming or the carrying on of the business and financial arrangements incidental thereto; and (iii) the applicant is capable of and is likely to conduct the activities for which a license or contract is sought. In addition, to be found suitable for purposes of the Casino Contract, JAZZ must demonstrate by clear and convincing evidence that: (i) it has or guarantees acquisition of adequate business competence and experience in the operation of casino gaming operations; (ii) the proposed financing is adequate for the proposed operation and is from suitable sources; and (iii) it has or is capable of and guarantees the obtaining of a bond or satisfactory financial guarantee of a sufficient amount, as determined by the LGCB, to guarantee successful completion of and compliance with the Casino Contract or such other projects that are regulated by the LGCB.

    Pursuant to the Gaming Act and Rules and Regulations, any person holding or controlling a direct or beneficial 5% or more equity interest (either alone or in combination with others) in a direct or indirect holding company of JAZZ or HNOMC is presumed to have the ability to control JAZZ or HNOMC (or their holdings companies, as the case may be), requiring a finding of suitability, unless, among other things: (i) the presumption is rebutted by clear and convincing evidence; or (ii) the holder is one of several specified passive institutional investors and, upon request, such institution files necessary documentation demonstrating that it does not have the ability to control such entity and that it does not intend to influence the affairs of JAZZ or HNOMC. To the extent any holder of such securities fails to satisfy such requirement, such holder may be required to obtain certain qualifications or approvals (including a finding of suitability) from the LGCB to continue to hold such securities. Any failure to obtain such qualifications or approvals may subject such security holders to certain requirements, limitations or prohibitions, including a requirement that such security holders liquidate their securities at a time or at a cost that is otherwise unfavorable to such security holders.

    Pursuant to the Gaming Act and Rules and Regulations, the LGCB has the authority to deny, revoke, suspend, limit, condition, or restrict any finding of suitability. Under the Rules and Regulations, the LGCB also has the authority to take further action against JAZZ or HNOMC on the grounds that a person found suitable as required by the Gaming Act is associated with, or controls, or is controlled by, or is under common control with, an unsuitable or disqualified person. Pursuant to the Rules and Regulations and the Casino Contract, if at any time the LGCB finds that any person required to be and remain suitable has failed to demonstrate suitability, the LGCB may, consistent with the Gaming Act and the Casino Contract, take any action that the LGCB deems necessary to protect the public interest. Pursuant to the Rules and Regulations, however, if a person associated with JAZZ, HNOMC or their affiliate, intermediary or holding companies, as the case may be, has failed to be found or remain suitable, the LGCB will not declare such companies unsuitable as a result if such companies comply with the conditional licensing provisions, take immediate good faith action and comply with any order of the LGCB to cause such person to dispose of its interest, and, before such disposition, ensure that the disqualified person does not receive any ownership benefits. The above safe harbor protections do not apply if JAZZ, HNOMC or their affiliate, intermediary, or holding companies, as the case may be: (i) fail to remain suitable, (ii) had actual or constructive knowledge of the facts that are the basis of the LGCB regulatory action and failed to take appropriate action, or (iii) are so tainted by such person that it affects the suitability of such entity under the standards of the Gaming Act.

    Pursuant to the Gaming Act, the LGCB and its investigatory arm, the State Police, are also required to issue licenses or permits to certain persons associated with gaming operations, including: (i) certain employees of JAZZ and HNOMC; (ii) certain manufacturers, distributors and suppliers of gaming devices;
(iii) certain suppliers of non-gaming goods or services; (iv) any person who furnishes services or property to JAZZ pursuant to an arrangement pursuant to which the person receives payments based on earnings, profits or receipts from gaming operations; and (v) any other persons deemed necessary by the LGCB. The securing of the requisite licenses and permits pursuant to the Gaming Act are a prerequisite for conducting, operating or performing any activity regulated by the LGCB or the Gaming Act. The Gaming Act provides that the LGCB has full and absolute power to deny an application, or to limit, condition, restrict, revoke or suspend any license, permit or approval, or to find unsuitable any person licensed, permitted or approved for any cause specified in the Gaming Act or rules promulgated by the LGCB. The Rules and Regulations provide that the LGCB may take any of the foregoing actions with respect to any person licensed, permitted, or approved, or any person registered, found suitable, or holding a contract, for any cause deemed reasonable.

    The Gaming Act provides that it is the express intent, desire and policy of the legislature that no holder of the Casino Contract, applicant for a license, permit, contract or other thing existing, issued or let as a result of the Gaming Act shall have any right or action to obtain any license, permit, contract or the granting of the approval sought except as provided for and authorized by the Gaming Act. Any license, permit, contract, approval or thing obtained or issued pursuant to the provisions of the Gaming Act has been expressly declared by the legislature to be a pure and absolute revocable privilege and not a right, property or otherwise, under the constitutions of the United States or of the State. The Gaming Act also provides that no holder acquires any vested right therein or thereunder.

    Pursuant to the Gaming Act, the gaming activities that may be conducted at the official gaming establishment, subject to the rule-making authority of the LGCB, include any banking or percentage game that is played with cards, dice or any electronic, electrical or mechanical device or machine for money, property or any thing of value, but exclude lottery, bingo, charitable games, raffles, electronic video bingo, pull tabs, cable television bingo, wagering on dog or horse races, sports betting or wagering on any type of sports contest or event.

    The sale, transfer, assignment, or alienation of a casino operating contract, or an interest therein, in violation of the Gaming Act is prohibited. The LGCB may approve the sale, transfer, assignment, or may grant the approval subject to conditions imposed by the LGCB. Further, pursuant to the Gaming Act, the sale, transfer, assignment, pledge, alienation, disposition, public offering, or acquisition of securities that results in one person's owning 5% or more of the total outstanding shares issued by JAZZ is void as to such person without prior approval of the LGCB. Failure to obtain prior approval by the of LGCB of a person acquiring 5% or more of the total outstanding shares of a licensee or 5% or more economic interest in JAZZ is grounds for cancellation of the Casino Contract or license suspension or revocation.

    The Gaming Act obligates JAZZ to give preference and priority to Louisiana residents, laborers, vendors and suppliers, except when not reasonably possible to do so without added expense, substantial inconvenience or sacrifice in operational efficiency. The Gaming Act further obligates JAZZ to give preference and priority to Louisiana residents in considering applicants for employment and requires that no less than 80% of the persons employed by JAZZ be Louisiana residents for at least one year immediately prior to employment. The Gaming Act provides that if any contract or other agreement to which the casino operator is a party contains a provision or clause establishing a different percentage or requiring more than 50% of the persons employed to be residents of any one parish, any such provision or clause shall be null and void and unenforceable as against public policy.

    The Gaming Act requires that JAZZ adopt written policies, procedures, and regulations to allow the participation of businesses owned by minorities in all design, engineering, and construction contracts and/or projects to the maximum extent practicable. The Rules and Regulations provide that JAZZ and HNOMC must take the foregoing actions with respect to all design, engineering, construction, banking and maintenance contracts and any other projects initiated by JAZZ and HNOMC. The Gaming Act further requires JAZZ, as nearly as practicable, to employ minorities consistent with the population of the State. The Rules and Regulations extend this obligation to HNOMC as well.

    Prior to March 22, 2001, the Gaming Act imposed significant restrictions on the right of JAZZ to offer food to casino patrons at the casino, and to own or operate a hotel and to sell retail goods. Pursuant to certain amendments to the Gaming Act, effective March 22, 2001, JAZZ is authorized to: (i) expand the limited cafeteria style seating from 250 to 400 seats; (ii) lease space to area restaurant owners in a food court with seating limited to 100 seats;
(iii) directly own and operate a single restaurant with seating limited to 150 seats and (iv) cater certain functions within the casino facility. The legislation further allows the following on the second floor of the casino:
(i) JAZZ may lease space to no more than two third party restaurant(s) which, when calculated together, shall contain no more than 350 seats; (ii) JAZZ may operate any business/entertainment facility on the second floor provided that any food for such operation shall be purchased or catered by a third party restaurateur or food preparer with purchases at fair market value; and
(iii) JAZZ may lease space to any other third parties to operate businesses where the primary purpose of any such business is not a restaurant that requires no more than 35% of the gross revenue of such business shall be derived from the sale of food. The legislation also authorizes JAZZ to provide limited complimentary and discounted food offerings to certain specified persons, including a member of a customer reward system and other casino patrons based upon observed play at the casino. JAZZ, however, may not offer or advertise discounted or complimentary food offerings to the general public within a 50 mile radius of the casino and within Louisiana through any advertising media.

    Pursuant to certain amendments to the Gaming Act, effective March 22, 2001, JAZZ is also authorized to own, construct or lease 450 hotel rooms that are not at the casino site, but that may be physically connected to the casino, subject to certain limitations on the amount of meeting space within such hotel. The amendments to the Gaming Act provide that after March 31, 2005, additional hotel rooms may be owned or operated by JAZZ if the Greater New Orleans Hotel Association agrees to such increase. Except for the limited exception for casino customers, under the amendments to the Gaming Act, JAZZ shall not advertise hotel rooms to the general public at rates below market rates. JAZZ is required to base room rates on a formula derived from average seasonal rates for the preceding year in the locality of the casino. The legislation also authorizes JAZZ to provide limited complimentary and discounted hotel offerings to certain specified persons, including a member of a customer reward system and other patrons based upon observed play at the casino, provided, however,

JAZZ shall pay room taxes on all such hotel rooms based upon prevailing tax schedules and rates as determined by the formula described above.

    Pursuant to certain amendments to the Gaming Act, effective March 22, 2001, JAZZ is no longer subject to state imposed restrictions on the sale of retail goods within the casino.

    The Gaming Act provides that the LGCB shall annually enter into a casino support services contract with the City of New Orleans in order to compensate it for the cost to it for providing support services resulting from the operation of the official gaming establishment and the activities therein. The amount of the contract is to be determined by negotiation and agreement on an annual basis between the LGCB and the City of New Orleans, subject to approval by the State legislature.

    The Gaming Act, the Casino Contract and the Rules and Regulations have extensive prior approval requirements relating to certain borrowings and security interests related to the casino project. The Gaming Act authorizes the LGCB to provide for the protection of the rights of holders of security interests in both immovable property and movable property used in or related to casino gaming operations ("Gaming Collateral") and to provide for the continued operation of the New Orleans Casino during the period of time that a lender, as a holder of a security interest, seeks to enforce its security interest in such property. In connection therewith, the Gaming Act provides that the holder of a security interest in Gaming Collateral may receive payments from the owner or lessee of such property out of the proceeds of casino gaming operations received by the owner or lessee, and, the holder of the security interest may be exempt from the licensing requirements of the Gaming Act with respect to such payments if the transaction(s) giving rise to such payments have been approved in advance by the LGCB and complies with all rules and regulations of the LGCB and the LGCB determines the holder to be suitable.

    Pursuant to the Gaming Act, a holder of a security interest in a gaming device who asserts the right to ownership or possession of the encumbered property may be granted a one-time, nonrenewable, provisional contract for a maximum of 90 days for the sole purpose of acquiring ownership or possession for resale to a licensed or approved person, all in accordance with rules and regulations to be promulgated by the LGCB. The Rules and Regulations do not yet include a rule and regulation on this provision.

    If the holder of a security interest in immovable property comprising the New Orleans Casino wished to continue the operation during and after the filing of a suit to enforce the security interest, the Gaming Act provides that the holder of the security interest must name the LGCB as a nominal defendant in such suit and request the appointment of a receiver from among the persons on a list maintained by the LGCB. Upon proof of the debtor's default under the security instrument and the holder's right to enforce the security interest, the court shall appoint a person from the LGCB's list as a receiver of the official gaming establishment. Upon appointment of the receiver, the Gaming Act requires the receiver to furnish a fidelity bond in favor of the security interest holder, the owner or lessee of the official gaming establishment and the LGCB in an amount to be set by the court after consultation with the LGCB and all parties. The Gaming Act requires the LGCB to issue to the receiver a one-time, nonrenewable, provisional contact to continue gaming operations until the receivership is terminated. The receiver is considered to have all the rights and obligations of the casino operator under the casino operating contract. The holder of the security interest provoking the appointment of a receiver under the Gaming Act is required to pay the cost of the receiver's bond and the cost of operating the official gaming establishment or gaming operator during the term of the receivership to the extent that such costs exceed available revenues, in accordance with the rules and regulations of the LGCB. The Gaming Act further provides that the fees of the receiver and the authority for expenditures of the receiver are to be established by rules and regulations of the LGCB.

    The Gaming Act provides that a receivership must terminate upon: (i) the sale of the property subject to receivership to a duly approved or authorized person; (ii) the payment in full of all obligations due to the holder of the security interest in the property subject to the receivership; (iii) an agreement for termination of the receivership signed by the holder of the security interest and the debtor, and approved by the LGCB and the court; or (iv) the lapse of five years from the date of the initial appointment of the receiver. Pursuant to the Gaming Act, a receivership may also be terminated by notice from the holder of the security interest who provoked the receivership addressed to the court and the LGCB of its intention to withdraw its financial support of the receivership at a specified time not less than 90 days from the date of the notice. In the event of such notice, the Gaming Act provides that the holder of the security interest giving the notice will not be responsible for any costs or expenses of the receivership after the date specified in the notice; except for reasonable costs and fees of the receiver in concluding the receivership, and the costs of a final accounting.

    The Gaming Act provides that LGCB, the Governor by Executive Order, subject to legislative approval or the State legislature by act or resolution, may set aside or renegotiate the provisions of Casino operating contract when the casino operator is either voluntarily or involuntarily placed in bankruptcy, receivership or similar status.

    The Gaming Act provides that no rule or regulation and no provision in a contract executed by the LGCB pursuant to its authority to protect the holders of security interests in Gaming Collateral shall be the basis for any cause of action in contract or in tort against the State or the LGCB, its board of directors or its agents, attorneys or employees.

    Because legalized gaming is a relatively new industry in the State, there has been significant attention by the Louisiana legislature over the past few years to gaming related bills dealing with a wide range of subjects that could impact the New Orleans Casino project. At various times, bills have been introduced to, among other things, constitutionally and/or legislatively repeal all forms of gaming (including the land-based casino), increase taxes on casinos, limit credit that may be extended by casinos, limit days and hours of operation and alter the regulatory oversight structure. There can be no assurances that legislation having a material detrimental impact on the New Orleans Casino will not be enacted.

    RIVERBOAT CASINOS

    The ownership and operation of a gaming riverboat in Louisiana is subject to extensive regulation pursuant to the Louisiana Riverboat Economic Development and Gaming Control Act (the "Act") and the rules and regulations promulgated thereunder. The LGCB and the Casino Gaming Division ("Division"), a part of the Louisiana State Police, are charged with such regulatory authority, including the issuance of riverboat gaming licenses. The number of licenses to conduct gaming on a riverboat is limited by statute to fifteen. No more than six licenses may be granted for the operation of gaming activities on riverboats in any one parish (county). In general, riverboat gaming in Louisiana can be conducted legally only on approved riverboats and, as of April 1, 2001, all such riverboats can be continuously docked.

    To obtain a gaming license, applicants must obtain certain Certificates of Approval from the LGCB and submit comprehensive application forms, be fingerprinted and undergo an extensive background investigation by the Division. An applicant is ineligible to receive a gaming license if the applicant has not established good character, honesty and integrity. Each license granted entitles the holder to operate a riverboat and equipment thereon from a specific location. The duration of the license and subsequent renewals runs for five years. Red River received a five-year renewal in April of 2000. In
September 1999, the LGCB re-licensed the Star for a five year period. Harrah's LC was relicensed by the LGCB for a five year period in December 1999. In determining whether to grant a license, the Division considers: (i) the good character, honesty and integrity of the applicant; (ii) the applicant's ability to conduct gaming operations; (iii) the adequacy and source of the applicant's financing; (iv) the adequacy of the design documents submitted; (v) the docking facilities to be used; and (vi) applicant's plan to recruit, train, and upgrade minorities in employment and to provide for minority-owned business participation.

    A holder of a license is subject to the imposition of penalties, suspension or revocation of its license for any act that is injurious to the public health, safety, morals, good order, and general welfare of the people of the state of Louisiana, or that violates the gaming laws and regulations.

    The transfer of a license or an interest in a license is prohibited. In addition, an ownership or economic interest of five percent or more in a business entity which holds a gaming license may not be sold, assigned, transferred or pledged without the Division's prior approval. In addition, an "institutional investor" (as definied in the Act) otherwise required to be found suitable or qualified pursuant to the Act or the rules adopted pursuant thereto is presumed suitable or qualified upon submitting documentation sufficient to establish its qualification as an institutional investor and providing a certification that it holds the publicly traded securities for investment purposes only, does not exercise influence over the affairs of the issuer, and does not intend to exercise influence over the issuer. The exercise of voting privileges of any publicly traded securities is not considered to constitute the exercise of influence over the affairs of the issuer.

    No person may be employed as a gaming employee unless such person holds a gaming employee permit issued by the Division. In addition, the Division issues various supplier's permits, which authorize the supplier to sell or lease gaming and non-gaming equipment and supplies to any licensee.

    Minimum and maximum wagers on games are set by the licensee and wagering may be conducted only with a cashless wagering system, whereby all money is converted to tokens, electronic cards, or chips used only for wagering in the gaming establishment. No person under the age of 21 is permitted to wager, and wagers may only be taken from a person present on a licensed riverboat.

    The Act imposes a franchise fee for the right to operate on Louisiana waterways of 15% of net gaming proceeds and a license fee of $50,000 (first year) and $100,000 (subsequent years) plus three and one-half percent of net gaming proceeds. Effective April 1, 2001, the franchise fee will be increased for the Harrah's Lake Charles riverboats from 15% to 18%, with such riverboats authorized to remain continuously docked effective on that date. The franchise fee for Harrah's Shreveport will increase from 15% to 16% effective April 1, 2001, from 16% to 17% effective April 1, 2002, and from 17% to 18% effective April 1, 2003. All fees are paid to the Division. In addition, the Act authorizes local governing authorities the power to levy a limited admission fee for each person boarding the riverboat. Currently that amount is paid by the license holder. Red River is currently making a payment in lieu of such admission fee of 4.75% of net gaming proceeds. Commencing March 1, 1998, pursuant to an agreement with the City of Lake Charles, the admission fee on the Harrah's LC and Star riverboats began to be calculated as percentage of gaming revenue. In addition, the agreement calls for the annual payment of $544,000 for a period of ten years.

GAMING--INDIANA

    In 1993, the State of Indiana passed a Riverboat Gambling Act, which created the Indiana Gaming Commission ("Indiana Commission"). The Indiana Commission is given extensive powers and duties for the purposes of administering, regulating and enforcing the system of riverboat gaming. It is authorized to award no more than 11 gaming licenses (five to counties contiguous to Lake Michigan, five to counties contiguous to the Ohio River and one to a county contiguous to Patoka
Lake). The Indiana Commission has issued ten of these eleven licenses--four in Lake County Indiana; one in LaPorte County; one in Vanderburgh County; one in Ohio County; one in Dearborn County; one in Harrison County; and one in Switzerland County. Additionally, the Indiana Commission has not considered applicants for the eleventh license because the Patoka Lake site has been determined by the U.S. Army Corp. of Engineers as an unsuitable site for development of a casino vessel project.

    The Indiana Commission has jurisdiction and supervision over all riverboat gaming operations in Indiana and all persons on riverboats where gaming operations are conducted. These powers and duties include authority to:
(1) investigate all applicants for riverboat gaming licenses; (2) select among competing applicants those that promote the most economic development in a home dock area and that best serve the interest of the citizens of Indiana;
(3) establish fees for licenses; and (4) prescribe all forms used by applicants. The Indiana Commission adopts rules pursuant to statute for administering the gaming statute and the conditions under which riverboat gaming in Indiana may be conducted. The Indiana Commission has promulgated certain final rules and has proposed additional rules governing all aspects of riverboat gaming in Indiana. The Indiana Commission may suspend or revoke the license of a licensee or a certificate of suitability or impose civil penalties, in some cases without notice or hearing, for any act in violation of the Riverboat Gambling Act or for any other fraudulent act or if the licensee or holder of such certificate of suitability has not begun regular riverboat excursions prior to the end of the twelve month period following the Indiana Commission's approval of the application for an owner's license. In addition, the Indiana Commission may revoke an owner's license if it is determined by the Indiana Commission that revocation is in the best interests of the state of Indiana. The Indiana Commission will: (1) authorize the route of the riverboat and stops that the riverboat may make; (2) establish minimum amounts of insurance; and (3) after consulting with the Corps of Engineers, determine which waterways are navigable waterways for purposes of the Riverboat Gambling Act and determine which navigable waterways are suitable for the operation of riverboats.

    The Riverboat Gambling Act requires an extensive disclosure of records and other information concerning an applicant, including disclosure of all directors, officers and persons holding one percent (1%) or more direct or indirect beneficial interest.

    In determining whether to grant an owner's license to an applicant, the Indiana Commission considers: (1) the character, reputation, experience and financial integrity of the applicant and any person who (a) directly or indirectly controls the applicant, or (b) is directly or indirectly controlled by either the applicant or a person who directly or indirectly controls the applicant; (2) the facilities or proposed facilities for the conduct of riverboat gaming; (3) the highest total prospective revenue to be collected by the state from the conduct of riverboat gaming; (4) the good faith affirmative action plan to recruit, train and upgrade minorities in all employment classifications; (5) the financial ability of the applicant to purchase and maintain adequate liability and casualty insurance; (6) whether the applicant has adequate capitalization to provide and maintain the riverboat for the duration of the license; and (7) the extent to which the applicant meets or exceeds other standards adopted by the Indiana Commission. The Indiana Commission may also give favorable consideration to applicants for economically depressed areas and applicants who provide for significant development of a large geographic area. Each applicant must pay an application fee of $50,000 and additional fees may be assessed for the background investigation. If the applicant is selected, the applicant must pay an initial license fee of $25,000 and post a bond, and thereafter, pay an annual license renewal fee of $5,000.

    A person holding an owner's gaming license issued by the Indiana Commission may not own more than a 10% interest in another such license. An owner's license initially expires five years after the effective date of the license then must be renewed annually; however, after three years the holder of an owner's license will undergo a reinvestigation to ensure continued suitability for licensure. Unless the license has been terminated, expired or revoked, the gaming license may be renewed if the Indiana Commission determines that the licensee has satisfied all statutory and regulatory requirements. In connection with the issuance of the license to Showboat Marina Casino Partnership ("SMCP"), Showboat Marina Partnership, an Indiana general partnership ("SMP"), Waterfront Entertainment and Development, Inc. ("Waterfront") and Showboat, Inc. and its affiliates declared to the Indiana Commission that if SMCP received a riverboat owner's license, they shall not commence more than one other casino gaming operation within a fifty-mile radius of Harrah's East Chicago Casino for a period of five years beginning on the date of issuance of an owner's license by the Indiana Commission to SMCP. Harrah's Joliet is within this fifty-mile radius. Adherence to the non-competition declaration is a condition of the owner's license. The non-competition declaration expires April 15, 2002. A gaming license is a revocable privilege and is not a property right.

    Minimum and maximum wagers on games are not established by regulation, but are left to the discretion of the licensee. Wagering may not be conducted with money or other negotiable currency. Riverboat gaming excursions must be at least two hours, but not more than four hours in duration unless expressly approved by the Indiana Commission. No gaming may be conducted while the boat is docked except: (1) for 30-minute time periods at the beginning and end of a cruise while the passengers are embarking and disembarking; (2) if the master of the riverboat reasonably determines that specific weather or water conditions present a danger to the riverboat; (3) if either the vessel or the docking facility is undergoing mechanical or structural repair; (4) if water traffic conditions present a danger to (A) the riverboat, riverboat passengers, and crew, or (B) other vessels on the water; or (5) if the master has been notified that a condition exists that would cause a violation of federal law if the riverboat were to cruise. The Indiana Commission has adopted rules governing cruising on Lake Michigan by a riverboat casino. The period of time during which passengers embark and disembark constitutes a portion of the gambling excursion if gambling is allowed. At the conclusion of the thirty-minute embarkation period, the gangway or its equivalent must be closed. However, a riverboat licensee must allow patrons to disembark at anytime the riverboat remains at the dock and gambling continues. A standard excursion schedule for a casino vessel on Lake Michigan must include at least one full excursion (a cruise into the open water on Lake Michigan, not more than three statute miles from the dock site July through September and not more than one statute mile October through
June) and one intermediate excursion during which the vessel cruises in protected navigable water on or accessible to Lake Michigan. An intermediate excursion is to be conducted if the statutory conditions that permit dockside gaming are not present and if sea conditions or weather conditions, or both, do not permit a full excursion. If a casino vessel remains dockside because of statutory conditions, the embarkation and disembarkation rules still apply.

    An admission tax of $3.00 for each person admitted to the gaming excursion is imposed upon the license owner. The admissions tax is paid by the riverboat licensee for each excursion or part of an excursion the patron remains on board. An additional 20% tax is imposed on the adjusted gross receipts received from gaming operations, which is defined as the total of all cash and property (including checks received by the licensee whether collected or not) received, less the total of all cash paid out as winnings to patrons and uncollectible gaming receivables (not to exceed 2%). The gaming license owner must remit the admission and wagering taxes before the close of business on the day following the day on which the taxes were incurred. Riverboats are assessed for property tax purposes as real property and are taxed at rates to be determined by local taxing authorities of the jurisdiction in which a riverboat operates. The Riverboat Gambling Act requires a riverboat owner licensee to directly reimburse the Indiana Commission for the costs of inspectors and agents required to be present during the conduct of gaming operations. Pursuant to agreements with the City, and as reflected in the owner's license, SMCP has agreed to: (1) provide certain fixed incentives of approximately $16.4 million to the City of East Chicago and its agencies for transportation, job training, home buyer assistance and discrete economic development initiatives; (2) pay 3% of adjusted gross receipts divided equally among the City and two not-for-profit foundations for infrastructure improvements, education and community development; and (3) pay 0.75% of adjusted gross receipts for community development projects to East Chicago Second Century, Inc. ("Second Century"), a for-profit corporation owned by former owners of Waterfront but, in terms of expenditures, controlled by the City. Funding for the projects will be derived from contributions to Second Century from SMCP as well as funds from other third-party sources.

    The Indiana Commission is authorized to license suppliers and certain occupations related to riverboat gaming. Gaming equipment and supplies customarily used in conducting riverboat gaming may be purchased or leased only from licensed suppliers. The Indiana Commission has adopted a rule requiring employees working on the riverboat to have a valid merchant marine document issued by the United States Coast Guard.

    The Indiana Riverboat Gambling Act places special emphasis upon minority and women's business enterprise participation in the riverboat industry. Any person issued a riverboat owner's license must establish goals of expending at least 10% of the total dollar value of the licensee's contracts for goods and services with minority business enterprises and 5% of the total dollar value of the licensee's contracts for goods and services with women's business enterprises. The Indiana Commission may suspend, limit or revoke the gaming owner's license or impose a fine for failure to comply with statutory requirements.

    An institutional investor (as defined in the Rules of the Indiana Commission) that acquires between 5% and 15% of any class of voting securities of a holding company of a licensee is required to notify the Indiana Commission and to provide additional information, and may be subject to a finding of suitability. Ownership of 15% or more of any class of voting securities of a holding company of a licensee requires that an application be submitted for a finding of suitability within forty-five (45) days after acquiring the securities.

    A riverboat owner licensee may not enter into or perform any contract or transaction in which it transfers or receives consideration which is not commercially reasonable or which does not reflect the fair market value of the goods or services rendered or received. All contracts are subject to disapproval by the Indiana Commission.

    A riverboat owner licensee or an affiliate may not enter into a debt transaction of $1 million or more without the prior approval of the Indiana Commission. A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against a riverboat owner's license.

    The Indiana Commission has a rule requiring the reporting of certain currency transactions which is similar to that required by federal authorities.

    The Riverboat Gambling Act prohibits contributions to a candidate for a state, legislative, or local office, or to a candidate's committee or to a regular party committee by the holder of a riverboat owner's license or a supplier's license, by an officer of a licensee, and by an officer of a person holding at least a 1% interest in the licensee. The Indiana Commission has promulgated a rule requiring quarterly reporting by the holder of a riverboat owner's license or a supplier's license of officers of the licensee, officers of persons that hold at least a 1% interest in the licensee, and of persons who directly or indirectly own a 1% interest in the licensee.

    The Indiana Commission adopted a rule that prohibits a distribution by a riverboat licensee to its partners, shareholders, itself, or any affiliated entity, if the distribution would impair the financial viability of the riverboat gambling operation. The Indiana Commission has proposed another rule, which would, if adopted, require riverboat licensees to maintain on a quarterly basis a cash reserve in the amount of the actual payout for three days, and the cash reserve would include cash in the casino cage, cash in a bank account in Indiana, or cash equivalents not committed or obligated.

GAMING--MISSOURI

    The ownership and operation of a gaming riverboat in Missouri is subject to extensive regulation pursuant to the Missouri Riverboat Gambling Act and the rules and regulations promulgated thereunder. A five-member Missouri Gaming Commission ("Commission") is charged with such regulatory authority, including the issuance of riverboat gaming licenses. Harrah's North Kansas City LLC, an indirect subsidiary of Harrah's, has been issued two licenses by the Commission to conduct riverboat gaming at its North Kansas City location. One of those licenses ("Mardi Gras") was renewed for a two year period in May 2000. The other license ("North Star") was renewed for a two year period in September 2000. The Company has increased the gaming space on the Mardi Gras riverboat.

    Harrah's Maryland Heights LLC, also an indirect subsidiary of the Company, has been issued two licenses by the Commission to conduct riverboat gaming at its Maryland Heights location. Upon the acquisition of Players
International, Inc., the Company acquired two additional permanently moored riverboat gaming vessels in Maryland Heights, Missouri. These riverboats were located at a facility where Harrah's Maryland Heights, LLC also owned and operated two permanently moored riverboat gaming vessels. The Harrah's riverboats were moored adjacent to each other on one side of the facility and the Players' riverboats were moored adjacent to each other on the other side of the facility. The Commission approved a reorganization of the licensed entities as well as a reconfiguration of the riverboats wherein the common walls between adjacent riverboats were removed creating two larger riverboats. The number of riverboat licenses was reduced from four to two. The Commission approved the renewal of these licenses in February 2000.

    Gaming in Missouri can be conducted legally only on either excursion gambling boats or floating facilities approved by the Commission on the Mississippi and Missouri Rivers. Unless permitted to be continuously docked by the Commission for certain stated reasons, including safety, excursion gambling boats must cruise. The Commission has approved continuous dockside gaming for the Company's riverboats in North Kansas City and Maryland Heights.

    To obtain a gaming license, applicants must submit comprehensive application forms, be fingerprinted and undergo an extensive background investigation by the Commission. An applicant is ineligible to receive an owner's license if the applicant has not established good reputation and moral character or if the applicant, any of its officers, directors or managerial employees or any person who participates in the management or operation of gaming operations has been convicted of a felony. Each license granted entitles a licensee to own and/or operate an excursion gambling boat and equipment thereon from a specific location. The duration of the license initially runs for two one-year terms followed by two-year terms. The Commission also licenses the serving of alcoholic beverages on riverboats and adjacent facilities. All local income, earnings, use, property and sales taxes are applicable to licensees. Local jurisdictions, however, may not impose any taxes leveled solely on holders of a gaming license.

    In determining whether to grant a license, the Commission considers:
(i) the integrity of the applicants; (ii) the types and variety of games to be offered; (iii) the quality of the physical facility, together with improvements and equipment, and how soon the project will be completed; (iv) the financial ability of the applicant to develop and operate the facility successfully;
(v) the status of governmental actions required for the facility;
(vi) management ability of the applicant; (vii) compliance with applicable laws, rules, charters, and ordinances; (viii) the economic, ecological and social impact of the facility as well as the cost of public improvements; (ix) the extent of public support or opposition; (x) the plan adopted by the home dock city or county; and (xi) effects on competition.

    A holder of a license is subject to the imposition of penalties, suspension or revocation of its license for any act that is injurious to the public health, safety, morals, good order, and general welfare of the people of the State of Missouri, or that would discredit or tend to discredit the Missouri gaming industry or the state of Missouri, including without limitation: (i) failing to comply with or make provision for compliance with the legislation, the rules promulgated thereunder or any federal, state or local law or regulation;
(ii) failing to comply with any rules, order or ruling of the Commission or its agents pertaining to gaming; (iii) receiving goods or services from a person or business entity who does not hold a supplier's license but who is required to hold such license by the legislation or the rules; (iv) being suspended or ruled ineligible or having a license revoked or suspended in any state or gaming jurisdiction; (v) associating with, either socially or in business affairs, or employing persons of notorious or unsavory reputation or who have extensive police records, or who have failed to cooperate with any official constituted investigatory or administrative body and would adversely affect public confidence and trust in gaming; (vi) employing in any Missouri gaming operation any person known to have been found guilty of cheating or using any improper device in connection with any game; (vii) use of fraud, deception, misrepresentation or bribery in securing any license or permit issued pursuant to the legislation; (viii) obtaining any fee, charge, or other compensation by fraud, deception or misrepresentation; and (ix) incompetence, misconduct, gross negligence, fraud, misrepresentation or dishonesty in the performance of the functions or duties regulated by the legislation.

    An ownership interest in a license or in a business entity, other than a publicly held business entity that holds a license, may not be transferred without the approval of the Commission. In addition, an ownership interest in a license or in a business entity, other than a publicly held business entity, which holds either directly or indirectly a license, may not be pledged as collateral to other than a regulated bank or saving and loan association without the Commission's approval.

    Every employee participating in a riverboat gaming operation must hold an occupational license which permits the holder to perform only activities included within such holder's level of occupation license or any lower level of occupation license. In addition, the Commission will issue suppliers licenses which authorize the supplier licensee to sell or lease gaming equipment and supplies to any licensee involved in the ownership and management of gaming operations.

    Even if continuously docked, licensed riverboats must establish and abide by an excursion schedule. Riverboat excursions are required to be a minimum of two hours and a maximum of four hours. For the Company's riverboats in North Kansas City and Maryland Heights, which are continuously docked, passengers may board the riverboats for a 45-minute period at the beginning of an excursion. They may disembark at any time. There is a maximum loss per person per excursion of $500. Minimum and maximum wagers on games are set by the licensee and wagering may be conducted only with a cashless wagering system, whereby money is converted to tokens, electronic cards or chips which can only be used for wagering. No person under the age of 21 is permitted to wager, and wagers may only be taken from a person present on a licensed excursion gambling boat.

    The legislation imposes a 20% wagering tax on adjusted gross receipts (generally defined as gross receipts less payments to customers as winnings) from gambling games. The tax imposed is to be paid by the licensed owner to the Commission on the day after the day when the wagers were made. Of the proceeds of that tax, 10% goes to the local government where the home dock is located, and the remainder goes to the state education assistance fund.

    The legislation also requires that licensees pay a $2.00 admission tax for each person admitted to a gaming excursion. The licensed owner is required to maintain public books and records clearly showing amounts received from admission fees, the total amount of gross receipts and the total amount of adjusted gross receipts.

GAMING--IOWA

    References in this section to "we", "the Company", "Harveys", or to other Harveys companies refers to Harveys Casino Resorts and/or its subsidiaries, which Harrah's Entertainment, Inc. acquired on July 31, 2001.

    The State of Iowa first authorized excursion gambling boat activities in 1989 and authorized slot machines at racetrack enclosures in 1994. The Iowa Racing and Gaming Commission (the "Iowa Commission") has the authority to grant and review licenses to owners and operators of excursion gambling boats and pari-mutuel racetracks, and has the further authority to adopt and enforce rules governing a broad range of subjects dealing with excursion gambling boat facilities and racetrack enclosures and operations. The Iowa Commission consists of five members appointed by the governor and confirmed by the state senate. Members serve a term not to exceed three years at the pleasure of the governor.

    Pursuant to Iowa law relating to excursion gambling boats, a non-profit organization and a for-profit organization may receive a joint license to operate an excursion gambling boat. The Company, together with Iowa West Racing Association, a qualified sponsoring organization, have been granted the necessary licenses to own and operate the current gambling facilities and activities on the riverboat casino at Harrah's Casino & Hotel (f/k/a "Harveys Casino Hotel") each year since 1995. The excursion boat gambling license, which is subject to annual renewal, currently expires March 31, 2002.

    Pursuant to Iowa law relating to racetracks, only a non-profit organization, an operator of fairs or a state agency or political subdivision may hold a track license. No one can obtain a racetrack slot casino license today, unless they held a license to operate a pari-mutuel racetrack operation on January 1, 1994. Iowa West Racing Association, a qualified non-profit organization, holds the pari-mutuel license to operate the dog track and the gaming racetrack enclosure license to operate the slot machine casino all at Bluffs Run Casino. The Bluffs Run pari-mutuel dogtrack license and the Bluffs Run gambling license for a racetrack enclosure expire December 31, 2002, and are subject to annual renewal.

    All licenses are granted upon the condition that the license holders accept, observe and enforce all applicable laws, regulations, ordinances, rules and orders applicable to them. Any violation by a license holder, including its employees or agents, may result in disciplinary action, including the suspension or revocation of any license previously granted.

    On October 6, 1999, Harveys completed the purchase of Bluffs Run Casino from Iowa West Racing Association and paid the seller approximately $115.0 million. Harveys is obligated to pay additional consideration to the seller of up to $50.0 million, pending the results of a required referendum on the continuation of gaming at pari-mutuel racetracks to be decided in 2002 by the voters of Pottawattamie County, Iowa. Harveys generally is obligated to pay to the seller $45.0 million of additional consideration plus a $5.0 million bonus unless either the referendum is not approved or a slots casino cannot continue to be operated at Bluffs Run Casino under then-applicable law. If Harveys is not obligated to pay the additional consideration because the referendum was not approved or a challenge to the referendum exists, but the operation of a slots casino at Bluffs Run Casino can continue through December 31, 2003, without being interrupted as a result of the referendum or any referendum challenge, then Harveys is obligated to pay to the seller $10.0 million on December 31, 2003, and $2.5 million on the last day of each complete calendar quarter thereafter for the shorter of (i) the period during which Harveys can continue to operate a slots casino at Bluffs Run Casino and (ii) a period of eight quarters if referendum approval was not obtained and 16 quarters if Harveys is not obligated to pay the additional consideration because of a referendum challenge.

    At the closing of the acquisition of Bluffs Run Casino, Harveys Iowa Management Company, Inc. and Iowa West Racing Association entered into an amended and restated excursion gambling boat sponsorship and operating agreement relating to Harveys' operation of its excursion gambling boat casino. The operating agreement's term continues through December 31, 2010, and during the agreement, Harveys is to pay Iowa West Racing Association a fee equal to a percentage of the adjusted gross gaming receipts generated from the boat operation and further agreed to pay and hold Iowa West Racing Association harmless from the admissions fee payable to the Iowa Commission and the local municipality and state wagering tax imposed by Iowa law. Following the expiration of the term of the operating agreement, such agreement may be extended for five successive three-year periods.

    Also, on October 6, 1999, Harveys BR Management Company and Iowa West Racing Association entered into a management agreement whereby Harveys BR Management Company is to manage the pari-mutuel racetrack facility and casino operations including simulcast of greyhound or horse racing and the slot machines for a minimum of 25 years, during which Harveys is to receive a management fee equal to a percentage of the cash flow as that term is defined in the management agreement. On the same day, October 6, 1999, HBR Realty Company, a Harveys subsidiary, purchased the Bluffs Run Casino assets, except for the slot machines, from Iowa West Racing Association and leased the same back to Iowa West Racing Association for an initial term ending October 5, 2024, which lease is renewable for additional terms by the mutual agreement of the parties. Harveys is to receive rent payments equal to a percentage of cash flow as that term is defined in the lease agreement, except that Iowa West Racing Association is entitled to $1,350,000 of cash flow payable every six months in arrears following the acquisition until the fifth business day following the date that the results of the required referendum on the continuation of gaming at pari-mutuel racetracks, as described above, are certified to the County Auditor of Pottawattamine County. Pursuant to the terms of the management and lease agreements, Harveys receives management fees and lease income generally equal to the ongoing cash flow from the operations of Bluffs Run Casino. All of the agreements outlined here were approved by the Iowa Commission in September 1999.

    Pursuant to Iowa law, gambling licenses may only be granted by the Iowa Commission in those counties that have approved the conduct of gambling games in a county-wide referendum. Gambling games, both at a racetrack enclosure and on riverboats, have been approved by the county electorate in Pottawattamie County, Iowa, the location of both Harrah's Casino & Hotel and Bluffs Run Casino. However, a referendum can be requested at any time by a petition of the voters and must be reapproved by the county electorate for both types of gambling activities at the general election in 2002 and each eight years thereafter. There can be no assurance that either type of gambling activities will be approved at the next referendum to be held in November 2002, in subsequent referenda held every eight years thereafter, or in the event of a petition referendum. If the gambling referenda do not pass in the county where the licenses are held, the excursion gambling boat licenses may remain valid, as described below, for a total of nine years from the date of original issue, which, in the case of Harveys, would be nine years from January 27, 1995, or January 26, 2004. Currently, the excursion gambling boat license with respect to Harrah's Casino & Hotel is renewed annually in March for a one year term commencing April 1. The license that may be issued effective April 1, 2002, under current law, could remain valid following a referendum defeat in November 2002, and the Iowa Commission could renew the license effective
April 1, 2003, so that such license would be valid until January 26, 2004.

    Racetracks do not have a similar original license concept allowing them to operate via renewals by the Iowa Commission until the expiration of nine years from the date they were first licensed. In the event a negative referendum vote occurred in 2002, Bluffs Run Casino would likely have to cease casino gaming operations in a relatively short time following the referendum defeat, probably pursuant to an order of the Iowa Commission.

    Following the issuance of a gaming license, the Iowa Commission monitors and supervises the activities of the licensee. Material contracts to be entered into by the licensee, changes in ownership of the licensee, management contracts, and acquisitions of interest in other gambling activities by the licensee or its owners must all be reported to, and approved by, the Iowa Commission. Further, the Iowa Commission has the authority to:

        (1) determine the payouts from the gambling games;

        (2) determine race schedules;

        (3) set the payout rate for all slot machines;

        (4) establish an admission fee to excursion gambling boats payable to the Iowa Commission;

        (5) define the excursion season and the duration of an excursion; and

        (6) define the race season and total number of races to be held.

    For excursion gambling boats, Iowa law authorizes the imposition of an admission fee, set by and payable to the Iowa Commission, on each person embarking on an excursion gambling boat. An additional admission fee may be imposed by the municipality in which the gambling operation is located. In practice, the Iowa Commission has not imposed a per-person admission fee, but rather has imposed a fee on each excursion gambling boat based upon the estimated costs of supervision and enforcement to be incurred by the Iowa Commission for the ensuing fiscal year. For the 2002-2003 fiscal year, beginning July 5, 2002, the fee is $8,667 per week. A $0.50 per person admission fee is also payable to the City of Council Bluffs, Iowa. Further, Iowa law imposes an annual wagering tax ranging from 5% on the first $1.0 million of adjusted gross receipts from gambling games to 20% on adjusted gross receipts in excess of $3.0 million.

    For dog tracks, Iowa law requires the payment of a licensing fee of $200 for each racing day. In addition, a licensee is required to pay the State of Iowa the sum of $.50 for each person entering the racetrack grounds or enclosure. There is also a wagering tax imposed on the gross sum wagered at the dog track at the following rate:

        (1) 6% if the gross sum wagered in the racing season is $55.0 million or more;

        (2) 5% if the gross sum wagered in the racing season is $30.0 million or more, but less that $55.0 million;

        (3) 4% if the gross sum wagered in the racing season is less than $30.0 million.

    For pari-mutuel slot casinos there is an escalating wagering tax, which is currently 32% of the gross receipts from the slot machine casino, which rate goes up two percent per year every January 1 until it reaches a maximum of 36% on January 1, 2004.

    The Racing Association of Central Iowa, which operates the horse track in Altoona (Des Moines), Iowa, brought an action on June 25, 1998, in the Iowa District Court, in and for Polk County, alleging that the escalating racetrack casino tax violates the United States and Iowa Constitutions. The Dubuque Racing Association (licensee of the Dubuque dog track), the Iowa West Racing Association (licensee of the Bluffs Run Casino), and the Iowa Greyhound Association also joined as plaintiffs in the case. In December 2000, the Iowa District Court rejected the plaintiffs constitutional challenge. The plaintiffs have appealed to the Iowa Supreme Court. Briefs to the Iowa Supreme Court have been submitted and it is anticipated that the case will be argued before the Court in 2002 and that a decision will be rendered later in 2002 or early 2003.

    Excursion gambling boat activities are also subject to safety and inspection requirements of the State of Iowa and the U.S. Coast Guard. These requirements:

        (1) set limits on the operation of the vessel;

        (2) mandate that it must be operated by a minimum complement of licensed personnel;

        (3) establish periodic inspections, including the physical inspection of the outside hull; and

        (4) establish other mechanical and operations rules.

GAMING--COLORADO

    References in this section to "we", "us", "our", "Harveys", "Harveys Wagon Wheel" or to other Harveys companies refers to Harveys Casino Resorts and/or its subsidiaries, which the Company acquired on July 21, 2001.

    The State of Colorado created the Division of Gaming (the "Colorado Division") within the Department of Revenue to license, implement, regulate and supervise the conduct of limited gaming under the Colorado Limited Gaming Act. The Director of the Colorado Division (the "Colorado Director"), pursuant to regulations promulgated by, and subject to the review of, a five-member Colorado Limited Gaming Control Commission (the "Colorado Commission"), has been granted broad power to ensure compliance with the Colorado gaming laws and regulations (the "Colorado Regulations"). The Colorado Director may inspect, without notice, impound or remove any gaming device. The Colorado Director may examine and copy any licensee's records, may investigate the background and conduct of licensees and their employees, and may bring disciplinary actions against licensees and their employees. The Colorado Director may also conduct detailed background investigations of persons who loan money to, or otherwise provide financing to, a licensee.

    The Colorado Commission is empowered to issue five types of gaming and gaming-related licenses, and has delegated authority to the Colorado Director to issue certain types of licenses. The licenses are revocable and non-transferable. Harveys Wagon Wheel's failure or inability, or the failure or inability of others associated with Harveys Wagon Wheel to maintain necessary gaming licenses or approvals would have a material adverse effect on Harveys operations. All persons employed by Harveys Wagon Wheel and involved, directly or indirectly, in gaming operations in Colorado also are required to obtain a Colorado gaming license. All licenses must be renewed annually, except those held by key and support employees, which must be renewed every two years.

    As a general rule, pursuant to the Colorado Regulations, no person may have an ownership interest in more than three retail gaming licenses in Colorado. The Colorado Commission has ruled that a person does not have an ownership interest in a retail licensee for purposes of the multiple license prohibition if:

        (1) that person has less than a 5% ownership interest in an institutional investor which has an ownership interest in a publicly traded licensee or publicly traded company affiliated with a licensee;

        (2) a person has a 5% or more ownership interest in an institutional investor, but the institutional investor has less than a 5% ownership interest in a publicly traded licensee or publicly traded company affiliated with a licensee;

        (3) an institutional investor has less than a 5% ownership interest in a publicly traded licensee or publicly traded company affiliated with a licensee;

        (4) an institutional investor possesses voting securities in a fiduciary capacity for another person and does not exercise voting control over 5% or more of the outstanding voting securities of a publicly traded licensee or publicly traded company affiliated with a licensee;

        (5) a registered broker or dealer retains possession of voting securities of a publicly traded licensee or publicly traded company affiliated with a licensee for its customers in street name or otherwise, and exercises voting rights for less than 5% of the outstanding voting securities of the publicly traded licensee or publicly traded company affiliated with a licensee;

        (6) a registered broker or dealer acts as a market maker for the stock of a publicly traded licensee or publicly traded company affiliated with a licensee and possesses a voting interest in less than 5% of the outstanding voting securities of the publicly traded licensee or publicly traded company affiliated with a licensee;

        (7) an underwriter is holding securities of a publicly traded licensee or publicly traded company affiliated with a licensee as part of an underwriting for no more than 90 days after the beginning of such underwriting if it exercises voting rights of less than 5% of the outstanding voting securities of a publicly traded licensee or publicly traded company affiliated with a licensee;

        (8) a book entry transfer facility holds voting securities for third parties, if it exercises voting rights with respect to less than 5% of the outstanding voting securities of a publicly traded licensee or of a publicly traded company affiliated with a licensee; or

        (9) a person owns less than 5% of the outstanding voting securities of the publicly traded licensee or publicly traded company affiliated with a licensee.

    Hence, our business opportunities in Colorado and those of persons with an ownership interest in us, are limited to interests that comply with the Colorado Regulations and the Colorado Commission's ruling.

    In addition, pursuant to the Colorado Regulations, no manufacturer or distributor of slot machines or associated equipment may, without notification being provided to the Colorado Division within 10 days, knowingly have an interest in any casino operator, allow any of its officers or any other person with a substantial interest in such business to have such an interest, employ any person if that person is employed by a casino operator, or allow any casino operator or person with a substantial interest therein to have an interest in a manufacturer's or distributor's business. A substantial interest means the lesser of (i) as large an interest in an entity as any other person or (ii) any financial or equity interest equal to or greater than 5 percent. The Colorado Commission has ruled that a person does not have a substantial interest if such person's sole ownership interest in such licensee is through the ownership of less than 5% of the outstanding voting securities of a publicly traded licensee or publicly traded affiliated company of a licensee.

    Counsel for the Colorado Division has informed counsel for Harveys that, for purposes of the manufacturer/operator vertical integration rule and the horizontal three-license rule described above, the Colorado Division has taken the position that only a person deemed to have beneficial ownership (as defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder) of shares of the publicly traded licensee or publicly traded company affiliated with the licensee will be deemed to have an interest under the vertical integrating rule or an ownership interest under the horizontal three-license rule. However, neither the Colorado Commission nor the Colorado Legislature has addressed these issues. As a result there is no assurance that the Colorado Division, the Colorado Commission or the Colorado Legislature will not apply a more restrictive interpretation.

    Pursuant to the Colorado Regulations, any person or entity having any direct or indirect interest in a gaming licensee or an applicant for a gaming license, including, but not limited to, us and our security holders, may be required to supply the Colorado Commission with substantial information, including, but not limited to, background information, source of funding information, a sworn statement that the person or entity is not holding his or her interest for any other party, and fingerprints. Such information, investigation and licensing (or finding or suitability) as an associated person automatically will be required of all persons (other than certain institutional investors discussed below) who directly or indirectly beneficially own 10% or more of a direct or indirect beneficial ownership or interest in Harveys Wagon Wheel, through their beneficial ownership of any class of voting securities of the Company. Those persons must report their interest within 10 days and file appropriate applications within 45 days after acquiring that interest. Persons who directly or indirectly beneficially own 5% or more (but less than 10%) of a direct or indirect beneficial ownership or interest in Harveys Wagon Wheel, through their beneficial ownership of any class of voting securities of the Company, must report their interest to the Colorado Commission within 10 days after acquiring that interest and may be required to provide additional information and to be found suitable. (It is the current practice of the gaming regulators to require findings of suitability for persons beneficially owning 5% or more of a direct or indirect beneficial ownership or interest, other than certain institutional investors discussed below.) If certain institutional investors provide specified information to the Colorado Commission and are holding for investment purposes only, those investors, at the Colorado Commission's discretion, may be permitted to own up to 14.99% of Harveys Wagon Wheel, through their beneficial ownership of any class of voting securities of the Company before being required to be found suitable. All licensing and investigation fees will have to be paid by the person in question.

    The Colorado Regulations define a voting security to be a security, the holder of which is entitled to vote generally for the election of a member or members of the board of directors or board of trustees of a corporation or a comparable person or persons of another form of business organization.

    The Colorado Commission also has the right to request information from any person directly or indirectly interested in, or employed by, a licensee, and to investigate the moral character, honesty, integrity, prior activities, criminal record, reputation, habits and associations of:

        (1) all persons licensed pursuant to the Colorado Limited Gaming Act,

        (2) all officers, directors and stockholders of a licensed privately held corporation,

        (3) all officers, directors and stockholders holding either a 5% or greater interest or a controlling interest in a licensed publicly traded corporation,

        (4) all general partners and all limited partners of a licensed partnership,

        (5) all persons which have a relationship similar to that of an officer, director or stockholder of a corporation (such as members and managers of a limited liability company),

        (6) all persons supplying financing or loaning money to any licensee connected with the establishment or operations of limited gaming,

        (7) all persons having a contract, lease or ongoing financial or business arrangement with any licensee, where such contract, lease or arrangement relates to limited gaming operations, equipment, devices or premises, and

        (8) all persons contracting with or supplying any goods and services to the gaming regulators.

    Certain public officials and employees are prohibited from having any direct or indirect interest in a license or limited gaming.

    In addition, pursuant to the Colorado Regulations, every person who is a party to a gaming contract or lease with an applicant for a license, or with a licensee, upon the request of the Colorado Commission or the Colorado Director, must promptly provide to the Colorado Commission or Colorado Director all information that may be requested concerning financial history, financial holdings, real and personal property ownership, interests in other companies, criminal history, personal history and associations, character, reputation in the community, and all other information which might be relevant to a determination of whether a person would be suitable to be licensed by the Colorado Commission. Failure to provide all information requested constitutes sufficient grounds for the Colorado Commission or the Colorado Director to require a licensee or applicant to terminate its gaming contract (as defined below) or lease with any person who failed to provide the information requested. In addition, the Colorado Commission or the Colorado Director may require changes in gaming contracts before an application is approved or participation in the contract is allowed. A gaming contract is defined as an agreement in which a person does business with or on the premises of a licensed entity.

    Except under limited circumstances relating to slot machine manufacturers and distributors, every person supplying goods, equipment, devices or services to any licensee in return for payment of a percentage, or calculated upon a percentage, of limited gaming activity or income must obtain an operator's license or be listed on the retailer's license where such limited gaming will take place. With respect to the foregoing requirement, it is the current practice of the Colorado Division to require manufacturers and distributors to obtain an operator's license if the limited exceptions do not apply to them and to require other persons to be listed as associated persons on the license of the applicable retailer.

    An application for licensure or suitability may be denied for any cause deemed reasonable by the Colorado Commission or the Colorado Director, as appropriate. Specifically, the Colorado Commission and the Colorado Director must deny a license to any applicant who among other things:

        (1) fails to prove by clear and convincing evidence that the applicant is qualified;

        (2) fails to provide information and documentation requested;

        (3) fails to reveal any fact material to qualification, or supplies information which is untrue or misleading as to a material fact pertaining to qualification;

        (4) has been convicted of, or has a director, officer, general partner, stockholder, limited partner or other person who has a financial or equity interest in the applicant who has been convicted of, specified crimes, including the service of a sentence upon conviction of a felony in a correctional facility, city or county jail, or community correctional facility or under the state board of parole or any probation department within ten years prior to the date of the application, gambling-related offenses, theft by deception or crimes involving fraud or misrepresentation, is under current prosecution for such crimes (during the pendency of which license determination may be deferred), is a career offender or a member or associate of a career offender cartel, or is a professional gambler; or

        (5) has refused to cooperate with any state or federal body investigating organized crime, official corruption or gaming offenses.

    If the Colorado Commission determines that a person or entity is unsuitable to directly or indirectly own interests in the Company then we may be sanctioned, which may include the loss of our approvals and licenses.

    The Colorado Commission does not need to approve in advance a public offering of securities but rather requires a filing of notice and additional documents with regard to a public offering of voting securities prior to such public offering. The Colorado Commission may, in its discretion, require additional information and prior approval of such public offering.

    In addition, the Colorado Regulations prohibit a licensee or affiliated company thereof, such as the Company, from paying any unsuitable person any dividend or interest upon any voting securities or any payments of distributions of any kind (except as set forth below), or paying any unsuitable person any remuneration for services, or recognizing the exercise of any voting rights by any unsuitable person. Further, pursuant to the Colorado Regulations, Harveys Wagon Wheel may repurchase its voting securities from anyone found unsuitable at the lesser of the cash equivalent to the original investment in Harveys Wagon Wheel or the current market price as of the date of the finding of unsuitability unless such voting securities are transferred to a suitable person (as determined by the Colorado Commission) within 60 days after the finding of unsuitability. A licensee or affiliated company must pursue all lawful efforts to require an unsuitable person to relinquish all voting securities, including by purchasing such voting securities. The Staff for the Colorado Division has taken the position that a licensee or affiliated company may not pay any unsuitable person any interest, dividend or other payments with respect to non-voting securities, other than with respect to pursuing all lawful efforts to require such unsuitable person to relinquish such non-voting securities, including by purchasing or redeeming such securities. Further, the regulations require anyone with a material involvement with a licensee, including a director or officer of a holding company, such as the Company, to file for a finding of suitability if required by the Colorado Commission.

    Because of their authority to deny an application for a license or suitability, the Colorado Commission and the Colorado Director effectively can disapprove a change in corporate structure of a licensee and with respect to any entity which is required to be found suitable, or indirectly can cause us to suspend or dismiss managers, officers, directors and other key employees or sever relationships with other persons who refuse to file appropriate applications or whom the authorities find unsuitable to act in such capacities.

    The sale, lease, purchase, conveyance or acquisition of a controlling interest in Harveys Wagon Wheel is subject to the approval of the Colorado Commission. Under some circumstances, we may not sell any interest in our Colorado gaming operations without the prior approval of the Colorado Commission.

    Harveys Wagon Wheel must meet specified architectural requirements, fire safety standards and standards for access for disabled persons. Harveys Wagon Wheel also must not exceed specified gaming square footage limits as a total of each floor and the full building. The casino at Harveys Wagon Wheel may operate only between 8:00 a.m. and 2:00 a.m. and may permit only individuals 21 years or older to gamble in the casino. It may permit only slot machines, blackjack and poker, with a maximum single bet of $5.00. Harveys Wagon Wheel may not provide credit to its gaming patrons.

    A licensee is required to provide information and file periodic reports with the Colorado regulators, including identifying those who have 5% or greater ownership, financial or equity interest in the licensee, or who have the ability to control the licensee, or who have the ability to exercise significant influence over the licensee, or who loan money or other things of value to a licensee, or who have a right to share in revenues of limited gaming, or to whom any interest or share in profits of limited gaming has been pledged as security for a debt or performance of an act. A licensee, and any parent company or subsidiary company of a licensee, who has applied to a foreign jurisdiction for licensure or permission to conduct gaming, or who possesses a license to conduct foreign gaming, is required to notify the Colorado regulators. Any person licensed by the Colorado Commission and any associated person of a licensee must report criminal convictions and criminal charges to the Colorado regulators.

    The Colorado regulators have broad authority to sanction, fine, suspend and revoke licenses for violations of the Colorado Regulations. Violations of many provisions of the Colorado Regulations also can result in criminal penalties.

    The Colorado Constitution currently permits gaming only in a limited number of cities and some commercial districts.

    The Colorado Constitution permits a gaming tax of up to 40% on adjusted gross gaming proceeds, and authorizes the Colorado Commission to change the rate annually. The current gaming tax rate is 0.25% on adjusted gross gaming proceeds of up to and including $2.0 million, 2% over $2.0 million up to and including $4.0 million, 4% over $4.0 million up to and including $5.0 million, 11% over $5.0 million up to and including $10.0 million, 16% over $10.0 million up to and including $15.0 million and 20% on adjusted gross gaming proceeds in excess of $15.0 million. Central City has imposed an annual device fee of $1,265 per gaming device and may revise such fee from time to time.

    The sale of alcoholic beverages is subject to licensing, control and regulation by the State of Colorado and Central City ("Colorado Liquor Agencies"). All persons who directly or indirectly hold a

10% or more interest in, or 10% or more of the issued and outstanding capital stock of Harveys Wagon Wheel, through their ownership of Harveys, must file applications and possibly be investigated by the Colorado Liquor Agencies. The Colorado Liquor Agencies also may investigate those persons who, directly or indirectly, loan money to or have any financial interest in liquor licensees. In addition, there are restrictions on stockholders, directors and officers of liquor licensees from being a stockholder, director, officer or otherwise interested in some persons lending money to liquor licensees or from making loans to other liquor licensees. All licenses are revocable and transferable only in accordance with all applicable laws. The Colorado Liquor Agencies have the full power to limit, condition, suspend or revoke any liquor license and any disciplinary action could (and revocation would) have a material adverse effect upon the operations of Harveys Wagon Wheel. Harveys Wagon Wheel holds a hotel and restaurant liquor license for its casino hotel and restaurant operations, rather than a gaming tavern license. Accordingly, no person directly or indirectly interested in Harveys Wagon Wheel may be directly or indirectly interested in most other types of liquor licenses, and specifically cannot be directly or indirectly interested in an entity that holds a gaming tavern license.

INDIAN GAMING

    The terms and conditions of management contracts and the operation of casinos and all gaming on Indian land in the United States are subject to the Indian Gaming Regulatory Act of 1988 ("IGRA"), which is administered by the NIGC and the gaming regulatory agencies of tribal governments. IGRA is subject to interpretation by the NIGC and may be subject to judicial and legislative clarification or amendment.

    IGRA requires NIGC approval of management contracts for Class II and Class III gaming as well as the review of all agreements collateral to the management contracts. The management contracts relating to the Harrah's managed casinos for the Ak-Chin Indian Community, the Eastern Band of Cherokee Indians, the Prairie Band Potawatomi Nation, and the Rincon San Luiseno Band of Mission Indians were approved by the NIGC. The NIGC will not approve a management contract if a director or a 10% shareholder of the management company: (i) is an elected member of the Indian tribal government which owns the facility purchasing or leasing the games; (ii) has been or is convicted of a felony gaming offense; (iii) has knowingly and willfully provided materially false information to the NIGC or the tribe; (iv) has refused to respond to questions from the NIGC; or (v) is a person whose prior history, reputation and associations pose a threat to the public interest or to effective gaming regulation and control, or create or enhance the chance of unsuitable activities in gaming or the business and financial arrangements incidental thereto. In addition, the NIGC will not approve a management contract if the management company or any of its agents have attempted to unduly influence any decision or process of tribal government relating to gaming, or if the management company has materially breached the terms of the management contract or the tribe's gaming ordinance, or a trustee, exercising due diligence, would not approve such management contract. A management contract can be approved only after NIGC determines that the contract provides, among other things, for: (i) adequate accounting procedures and verifiable financial reports, which must be furnished to the tribe; (ii) tribal access to the daily operations of the gaming enterprise, including the right to verify daily gross revenues and income;
(iii) minimum guaranteed payments to the tribe, which must have priority over the retirement of development and construction costs; (iv) a ceiling on the repayment of such development and construction costs and (v) a contract term not exceeding five years and a management fee not exceeding 30% of net revenues (as determined by the NIGC); provided that the NIGC may approve up to a seven year term and a management fee not to exceed 40% of net revenues if NIGC is satisfied that the capital investment required, and the income projections for the particular gaming activity require the larger fee and longer term. There is no periodic or ongoing review of approved contracts by the NIGC. The only post-approval action that could result in possible modification or cancellation of a contract would be as the result of an enforcement action taken by the NIGC based on a violation of the law or an issue affecting suitability.

    IGRA established three separate classes of tribal gaming--Class I, Class II and Class III. Class I includes all traditional or social games solely for prizes of minimal value played by a tribe in connection with celebrations or ceremonies. Class II gaming includes games such as bingo, pulltabs, punchboards, instant bingo and non-banked card games (those that are not played against the house), such as poker. Class III gaming is casino-style gaming and includes banked table games such as blackjack, craps and roulette, and gaming machines such as slots, video poker, lotteries and pari-mutuel wagering. Harrah's Phoenix Ak-Chin provides Class II gaming and, as limited by the tribal-state compact, Class III gaming. The Cherokee and Prairie Band casinos provide only Class III gaming.

    IGRA prohibits all forms of Class III gaming unless the tribe has entered into a written agreement with the state that specifically authorizes the types of Class III gaming the tribe may offer (a "tribal-state compact"). These compacts provide, among other things, the manner and extent to which each state will conduct background investigations and certify the suitability of the manager, its officers, directors, and key employees to conduct gaming on tribal lands. The Company has received its permanent certification from the Arizona Department of Gaming as management contractor for the Ak-Chin Indian Community's casino and has been licensed by the relevant tribal gaming authorities to manage the Prairie Band Potawatomi Nation's casino, the Eastern Band of Cherokee Indians' casino, and the Rincon San Luiseno Band of Mission Indians, respectively.

    Title 25, Section 81 of the United States Code states that "no agreement shall be made by any person with any tribe of Indians, or individual Indians not citizens of the United States, for the payment or delivery of any money or other thing of value... in consideration of services for said Indians relative to their lands... unless such contract or agreement be executed and approved" by the Secretary or his or her designee. An agreement or contract for services relative to Indian lands which fails to conform with the requirements of
Section 81 is void and unenforceable. All money or other thing of value paid to any person by any Indian or tribe for or on his or their behalf, on account of such services, in excess of any amount approved by the Secretary or his or her authorized representative will be subject to forfeiture. We believe that we have complied with the requirements of section 81 with respect to our management contracts for Harrah's Phoenix Ak-Chin, Harrah's Cherokee and Harrah's Prairie Band and Harrah's Rincon, and intend to comply with Section 81 with respect to any other contract to manage casinos located on Indian land in the United States.

    Indian tribes are sovereign with their own governmental systems, which have primary regulatory authority over gaming on land within the tribes' jurisdiction. Therefore, persons engaged in gaming activities, including the Company, are subject to the provisions of tribal ordinances and regulations on gaming. These ordinances are subject to review by the NIGC under certain standards established by IGRA. The NIGC may determine that some or all of the ordinances require amendment, and that additional requirements, including additional licensing requirements, may be imposed on us. We have received no such notification regarding the Ak-Chin, Cherokee and/or Prairie Band casinos. The possession of valid licenses from the Ak-Chin Indian Community, the Eastern Band of Cherokee Indians, the Prairie Band of Potawatomi Nation, and the Rincon San Luiseno Band of Mission Indians, are ongoing conditions of our agreements with these tribes.